Exhibit 4.43
[Unofficial Translation]

AGREEMENT

made and entered into between the parties at Tel Aviv
on the 3rd day of June 2010

Between:	TEL AVIV WHOLESALE AGRICULTURAL PRODUCE MARKET COMPANY LTD.
Company No. 52-001818-5
of ______________ Street, ______________
(hereinafter: “the Company”)
of the one part;

And:	1. LEV TEL AVIV TOWERS LTD.
Pvte. Co. 514434356
of ______________ Street, ______________
(hereinafter: “the Housing Company”)

2.  TEL AVIV CITY MALL LTD.
Pvte. Co. 514434349
of ______________ Street, ______________
(hereinafter: “the Mall Company”)

(the Housing Company and the Mall Company will be referred to below as: “the Purchaser”)
of the other part;

WHEREAS
Tel Aviv-Jaffa Municipality (hereinafter: “the Municipality”) is the registered owner of land known as Parcels 92, 93, 94, 95, 98, 99, 114 and 242 Block 7104 which is also known as the (former) wholesale market compound, in the triangle formed by Carlebach and Hahashmonaim Streets and Menahem Begin Road in Tel Aviv (hereinafter: “the Project Lands”); and

WHEREAS
The Municipality and the Company have, in connection with the Project Lands, entered into: (1) an agreement dated January 29, 2002 (hereinafter: “the 2002 Agreement”), (2) an Addendum to the 2002 Agreement dated June 1, 2008 (hereinafter: “the Addendum to the 2002 Agreement”), (3) an agreement dated April 15, 2010 (hereinafter: “the 2010 Agreement”);

The 2002 Agreement, the Addendum to the 2002 Agreement and the 2010 Agreement are attached to this Agreement as Appendix C; and

WHEREAS
On September 29, 2005 Detailed Plan No. TA 3001 (hereinafter: “the TA/3001 Plan”) was published for validation, and in addition an architectural design plan was approved in respect of the Project Lands (hereinafter: “the Architectural Design Plan”);

The TA/3001 and the Architectural Design Plan are attached to this Agreement as Appendix D; and

WHEREAS
As at the date of signing of this Agreement the Company is registered as leasehold lessee of the land known as Parcel 93 Block 7104 for a leasehold period terminating in 2025 (hereinafter: “the Existing Leasehold”), while pursuant to the 2002 Agreement and the allocation table attached to TA/3001 Plan, the Company is entitled, in lieu of the existing leasehold, to be registered as the long leasehold lessee of the Company’s lands, as defined below, for a leasehold period terminating on August 31, 2099, together with additional land that constitutes portion of the remainder of the Project Lands, as defined below.  A caveat is registered in favor of the Company in respect of the 2002 Agreement over Parcel 93 as described in the extract of registration.  The extract of registration in respect of Parcel 93 is attached to this Agreement as Appendix E; and

WHEREAS
In accordance with the foregoing, the Company is entitled to be registered as the owner of the full long leasehold rights in certain areas marked in pink on the leasehold drawings which are attached to this Agreement as A1 – A7 (hereinafter: “the Leasehold Drawings”), and as owner of the full long leasehold rights in 13,200/19,000 undivided parts of the areas marked in yellow and by a broken yellow line on the Leasehold Drawings (hereinbefore and hereinafter, collectively: “the Company’s Lands”); and

WHEREAS
The Municipality is the owner of the full rights in the certain areas that are marked in light blue on the Leasehold Drawings (Appendix A) and is the owner of the full rights in 5,800/19,000 undefined parts of the areas that are marked in yellow and in a broken yellow line on the leasehold drawings (hereinafter collectively: “the Municipality Lands”); and

WHEREAS
The Municipality is the owner of the full rights in “Plot No. 8” (as defined below) and the Municipality wishes to let under leasehold certain portions within the confines of Plot No. 8 to the Purchaser (over and above the rights of leasehold in the Municipality Land), as marked in light blue on the drawings attached to this Agreement as Appendices B1-B6 (hereinafter: “the Additional Real Estate Rights”); and

WHEREAS
In addition to the Company’s Lands, the Municipality Lands, and the Additional Real Estate Rights, the Company and the Municipality own the rights in adjacent land which constitutes the remainder of the Project Lands and which are not being sold to the Purchaser within the framework of this Agreement (hereinafter: “the Remainder of the Project Lands” or “the Remainder of the Project”) and are marked in purple on the Leasehold Drawing; and

WHEREAS
The structure and the percentage holdings in the Housing Company and in the Mall Company are as described in the chart attached to this Agreement as Appendix G, with the shareholders (directly or residually) in the Housing Company and in the Mall Company being: Blue Square Real Estate Ltd. (50%), Dirot Yukra Ltd. (25%) and Gindi Investments 1 Ltd. (25%);

Blue Square Real Estate Ltd., Dirot Yukra Ltd. and Gindi Investments 1 Ltd. will henceforth be referred to collectively as – “the Interested Parties”; and

WHEREAS
Simultaneous with the Purchaser signing this Agreement the Interested Parties are signing the Interested Parties’ undertakings as set forth at the foot of this Agreement (hereinafter: “the Interested Parties’ Undertakings”); and

WHEREAS
The Purchaser (as described in sub-clause 5.2.2 below) wishes to purchase the Property Sold (as defined below) in its condition “as is”, after having carried out all the examinations required by it, independently and without relying on any representation or any item of data given to it by the Company and/or the Municipality and/or entities connected with either of them and/or acting on behalf of either of them; and

WHEREAS
For purposes of constructing “the public buildings” (as defined below), the Purchaser was required in the scope of the sale process to assess the total costs for erecting the public buildings, in circumstances where the Municipality and the Company had two alternatives available to them in this regard: one was to deduct the aforesaid amount from the consideration in respect of the Property Sold (as defined in this Agreement) and the other was that the public buildings be constructed through or by the Purchaser for a consideration that will be paid to it by the Municipality and the Company, and the Municipality and the Company chose the second alternative, as described in this Agreement; and

WHEREAS
In accordance therewith and according to the provisions of this Agreement below, the Housing Company is committed to erect the public buildings in the area of Plan TA/3001 and to deliver same to the Municipality as described in the construction contract and the appendices thereto, which is attached to this Agreement as Appendix 4.13 and as Appendix 7.1.1 to the “Municipality Lands Agreement” (as defined below) for a consideration that will be paid to it by the Municipality and by the Company, as described below in this Agreement and in the Municipality Lands Agreement; and

WHEREAS	The Company, in reliance on the Purchaser’s representatives as set forth in this Agreement, wishes to accept the Purchaser’s offer to purchase the Property Sold; and

WHEREAS
Prior to the date of signing of this Agreement, the individual parties who make up the Purchaser delivered firm commitment letters to the Company from Bank Hapoalim B.M. in connection with their commitment for payment of the full “basic consideration” (as defined below) in accordance with this Agreement (excluding the first payment, the additional first payment and the later first payment), with this being in the text attached to this Agreement as Appendix F.

Now therefore it is stipulated, declared and agreed by the parties as follows:

1.	Definitions:

1.1	“The Agreement” or “this Agreement”	–	This Agreement together with all the appendices hereto.

1.2	“The sale process”	–	A sale process conducted in accordance with the sale procedure as defined below.

1.3	“The sale procedure”	–	A sale procedure that was published by the Company and the Municipality and pursuant to which the sale process was conducted.

1.4	“The sale process guarantee”	–	Bank guarantees in an aggregate amount of NIS 28,826,784 which were deposited with the Company in the scope of the sale process.

1.5	“Business day”	–	A day on which most of the branches of the banks in Israel are open for transactions with the public and in relation to which the clearing of instruments is carried out.

1.6	“The Property Sold”	–
(a)  The rights and obligations of the long leasehold in the Company’s Lands for a lease period ending on August 31, 2099, all in accordance with the conditions set forth in this Agreement and in the special conditions of leasehold document which is attached to this Agreement as Appendix 1.6.  The Company’s Lands have building rights of 53,400 sq.m. (main areas) for residential purposes, 14,200 sq.m. (main areas) for commercial purposes and 10,320 sq.m. (main areas) on Plot No. 6 (as defined below), all for the designated uses specified in Plan TA/3001 and together with service areas in accordance with Plan TA/3001, and the Company and the Municipality agree that the total service areas for housing in the textured building on Plot No. 1 above the determining entrance level as stated in Plan TA/3001 which will be included in the applications for building permits that will be lodged by the Purchaser in the scope of the Purchaser’s Project, will aggregate a total of at least 22,924 sq.m. service areas but not more than the maximum permitted in accordance with Plan TA/3001.
For the removal of doubt it is clarified that the total main areas which are being sold to the Purchaser in accordance with this Agreement are as stated at the beginning of this sub-clause 1.6(a).
Without derogating from the foregoing in this sub-clause 1.6, it is agreed that if changes in the agreement of the parties on the boundaries of the Company’s Lands should be necessary and be approved as a consequence of detailed planning of the Company’s Lands or of the Remainder of the Project Lands, the Leasehold Drawings will be amended accordingly, without any change applying to the building rights being sold to the Purchaser in the scope of the Property Sold.  Under no circumstances, does the Property Sold include and will not include the parking places towers in the Kufsa lands, as defined below.

For the removal of doubt it is clarified that the areas located on the upper ground floor and on the lower ground floor only and which are zoned as open public areas and for a road as marked in green and in gray (respectively) on the Leasehold Drawings, Appendices A1-A2 are in the sole ownership and possession of the Municipality, and are not being leased under leasehold and will remain in the sole possession and for the sole use of the Municipality, in accordance with the contents of sub-clause 9.6 of Plan TA/3001, and the Purchaser has no rights therein and in the areas zoned for “Suburban Public Institutions” as stated in sub-clause 9.2.1(b) of Plan TA/3001 (hereinafter: “the Suburban Public Institutions”).
To the extent that the Company and the Municipality exercise their power pursuant to Paragraph 3.5 of Appendix 4.16 to this Agreement, in a manner whereby the parking places that will serve the residential units that will be built on the Remainder of the Project Lands and will be linked thereto, which will be located in the Kufsa (hereinafter: “the Towers Parking Places in the Kufsa”), the land which is the subject of the Towers Parking Places in the Kufsa and which will be located in each of the parking places in the Kufsa, apart from places at which parking places will be erected for the commercial areas in the Kufsa (hereinafter: “the Towers Parking Places in the Kufsa Lands”) do not form part of the Property Sold and the Leasehold Drawings will be amended accordingly.  For the removal of doubt it is clarified that in this Agreement the Company is not selling or granting any rights to the Purchaser in the Towers Parking Places in the Kufsa Lands except the right of use specified in Paragraph 3.5 of Appendix 4.16 to this Agreement.
It is agreed that exercise of the Company’s right as stated above shall not derogate from the Purchaser’s possibilities of: (1) erecting the maximum number of parking places permitted pursuant to Plan TA/3001 for the building rights on the Company’s Lands and the Municipality Lands, including visitors parking places in connection with the Project Lands and (2) erecting the maximum service areas that are permitted pursuant to Plan TA/3001 in the building rights of the Company’s Lands and the Municipality Lands.  It is further agreed that the Municipality and the Company will instruct their professional advisers to make an effort and to cause a situation that the full parking garages that will be designated to serve the residential units in the Remainder of the Project Lands will be planned on the Remainder of the Project Lands without there being a necessity for utilizing the power and authority granted to the Municipality and to the Company in Paragraph 3.1 of Appendix 4.16, without this derogating from the Municipality’s and the Company’s possibility of: (1) erecting the maximum number of parking places in the Remainder of the Project Lands which are permitted pursuant to Plan TA/3001 for the building rights on the Remainder of the Project Lands (without double parking places) and (2) for erecting the maximum service areas that are permitted pursuant to Plan TA/3001 in the building rights on the Remainder of the Project Lands and (3) erecting parking basements on 5 levels only.

(b)“The obligations and the commitments transferred” as defined below.

1.7	“The Obligations and Commitments Transferred”	–	The obligations and commitments transferred which are described below, unless otherwise expressly excluded in this Agreement below:

(a)   Rights and obligations that apply to the Company according to any law in its capacity as the owner of rights in the Company’s Lands including as a long leasehold lessee of the Company’s Lands and/or in its capacity as promoter of Plan TA/3001, as defined below in respect of the Company’s Lands.

(b)  All the obligations imposed on an applicant for any permit in accordance with Plan TA/3001 and the Architectural Design Plan, including the appendices thereto, in relation to the Company’s Lands, with it being clarified that nothing in the foregoing shall derogate from the Purchaser’s possibility of requesting an amendment to Plan TA/3001 and/or the Architectural Design Plan, from time to time, in accordance with any law and the terms and conditions of this Agreement, and subject to the conditions of Appendix 4.15 to this Agreement.

(c)  The rights and obligations of the Company of whatsoever nature pursuant to the 2002 Agreement in relation to the Company’s Lands, including such rights and obligations which arose, arise or will arise from the 2002 Agreement, with it being clarified that:

1.    The Company’s obligations for vacation of the Plot and for vacation of the Municipality’s Parcel (as stated in the Clauses 4A, 6 and 20 of the 2002 Agreement), for effecting the payment in respect of an extension of the leasehold (as stated in Clauses 4C, 7 and 11 of the 2002 Agreement) and for payment of the expenses for preparation of Plan TA/3001 (as mentioned in Clause 5B of the 2002 Agreement) have been performed in full, including in the framework of and in accordance with the Addendum to the 2002 Agreement and the 2010 Agreement.

2.   The Company’s obligations to erect public buildings and for payment in respect of a change in the purpose of the leasehold (as stated in Clauses 4B and 9 of the 2002 Agreement), for bearing one-half of the costs of the bridge-sinking project (as stated in Clause 16G of the 2002 Agreement) which are mentioned in Paragraph 14(7) of the provisions of Plan TA/3001 and construction of the public buildings on the Company’s Plots (as mentioned in Clause 5C(1) of the 2002 Agreement) – will be deemed to have been performed and fulfilled in accordance with the provisions of the Addendum to the 2002 Agreement and the 2010 Agreement, with it being clarified that nothing in the foregoing shall derogate from the provisions of sub-clause 4.13 below and from the undertaking of the Housing Company to erect the public buildings as described in the construction contract which is an appendix to the Municipality Lands Agreement (as defined below).

3.    Payment of the Land Acquisition Tax which applies to the Company in respect of the 2002 Agreement has been guaranteed by the Company to the tax authorities, and it will be paid by the Company, at its expense and on its responsibility.

4.  The amount of the betterment levy specified in “the agreed betterment levy assessment”, as defined below, solely in relation to the Company’s Lands, will be paid and defrayed by the Company, at its expense and on its responsibility.

5.    It is further clarified for the removal of doubt that the Company is not assigning its rights and obligations under the Addendum to the 2002 Agreement and the 2010 Agreement to the Purchaser, including and without derogating from the foregoing, the Company’s rights and obligations for payment of money to the Municipality and the receipt of money from the Municipality in the scope of the accounting referred to in Clause 8.2 of the Addendum to the 2002 Agreement, which, as already mentioned, are not being assigned to the Purchaser.

(d) Cancelled.

(e)  For the removal of doubt it is clarified that the Obligations and Commitments Transferred include only obligations and commitments in relation to the Company’s Lands, as distinct from the Remainder of the Project Lands.  If the Obligations and Commitments Transferred as described in sub-clause 1.7 above are in the nature of being obligations or commitments in relation to all the Company’s rights and obligations in the Project Lands, then the Purchaser will be entitled to and liable for such obligations and commitments according to its pro rata share, which is the ratio between the building rights (main areas) in the Company’s Lands and total building rights (main areas) of the Company in the Project Lands.  It is further clarified that in relation to obligations forming part of the Obligations and Commitments Transferred with respect to which a time was specified in the relevant agreement for the performance thereof, the assignment of such obligations and commitments will apply only to obligations the time for performance of which is after the date of delivery of the right of use (as defined below), unless otherwise stated in this Agreement.

(f)   Notwithstanding the foregoing it is agreed and clarified that the legal proceedings mentioned in Appendix 3.1(1) to this Agreement are brought to the knowledge of the Purchaser for information only and that the liabilities that are the subject matter of the aforesaid legal proceedings, to the extent that same should apply, are not being transferred and assigned to the Purchaser in the scope of this Agreement and are not included in the Obligations and Commitments Transferred, as defined above.

1.8	“The Municipality Lands Agreement”	–
An agreement between the Purchaser and the Municipality for the acquisition by the Purchaser of the leasehold rights in the Municipality Lands and the Additional Real Estate Rights, which is being signed by the Purchaser and the Municipality simultaneously with the signing of this Agreement.

1.9	“Agreed betterment levy assessment”	–	An agreed assessment dated January 24, 2007, which was drawn up and signed in accordance with the provisions of Clause 8 of the 2002 Agreement.

1.10	“The local committee”	–	The Tel Aviv-Jaffa Local Planning and Building Committee.

1.11	“The Municipality”	–	The Tel Aviv Municipality.

1.12	“Plan TA/3001”	–	Detailed Plan No. TA/3001 which was published for validation on September 29, 2005 in Yalkut Pirsumim (Gazette) No. 5442, together with the appendices thereto.

1.13	“Plot No. 8”	–	Plot No. 8 as defined in Plan TA/3001

1.14	“Plot No. 1”	–	Plot No. 1 as defined in Plan TA/3001

1.15	“Plot No. 6”	–	Plot No. 6 as defined in Plan TA/3001

1.16	“Date of delivery of right of use”	–	As defined in Clause 10 of the Agreement.

1.17	“The consideration”	–	The basic consideration together with the additional consideration as these terms are defined in Clause 6 below.

1.18	“Date of delivery of possession”	–	As defined in Clause 10 below.

1.19	“Related entities”	–
The controlling shareholder in any chain and/or shareholders and/or holders of rights of any sort and/or employees and/or representatives and/or agents and/or attorneys and/or officers and/or professional advisers.

1.20	“Consumer Price Index” or “the Index”	–
Unless otherwise expressly stated in a particular clause of the Agreement, the Consumer Price Index, including fruit and vegetables, published by the Central Bureau of Statistics and Economic Research, including that index even if it is published by another Government body or institution and any official index which may come in its stead, whether or not same is structured on the same data on which the existing index is structured.  If the Consumer Price Index is replaced by another index, the ratio between the replaced index and the other index will be determined by the Central Bureau of Statistics.

1.21	“The Basic Index”	–	Unless otherwise expressly stated in a particular clause of this Agreement, the index which is known at the time of signing of this Agreement.

1.22	“Indexation differences”	–
Unless otherwise expressly stated in a particular clause of this Agreement, an increment in payment obtained from multiplying any payment, which accumulates indexation differences according to the provisions of this Agreement, by the percentage rise in the last known index at the time of making such calculation and/or payment, as against the Basic Index.  For the removal of doubt, in a case of a fall in the new index as against the Basic Index, there will be no deduction from the payment.

1.23	“The Kufsa”	–	The land marked in red on the drawing attached to this Agreement as Appendix 1.23 (including all the levels thereof).

1.24	“The Project”	–
The project that will be erected on Project Lands and which will contain both the Purchaser’s Project as defined below as well as the project/s that will be constructed on the Remainder of the Project Lands.

1.25	“The Purchaser’s Project”	–	The project which the Purchaser will erect on the Company’s Lands, the Municipality Lands and the Additional Real Estate Rights.

1.26	“The residential section”	–	Residential buildings that will be erected on the Purchaser’s Project (excluding the basement floors) and excluding the commercial areas that will be located in the aforesaid residential buildings.

1.27	“The basement floors”	–
All the basement floors in the Purchaser’s Project up to and including the upper ground floor on which the open public areas (as defined in sub-clause 7.3 below) will be constructed, as well as all the commercial areas in the Purchaser’s Project whether same are located on the basement floors or are located above the basement floors.

1.28	“Buyers of apartments”	–	Buyers of apartments in the residential section.

1.29	“The attorneys”	–	The law office of Advocate S. Biran & Co.

1.30	“The Trustee”	–	Adv. David Amid and/or any other attorney from the law office of S. Biran & Co.

1.31	“Building Inputs Index”	–
The general index of residential building input prices which is published each month by the Central Bureau of Statistics or any other body that may come in its stead, or any other index that may be specifically published in its place (subject to the ratio between them that will be fixed).

1.32	“Agreement of individual parties who make up the Purchaser”	–
Agreements, wherever signed prior to the signing of this Agreement or subsequent hereto, which are signed by the individual parties who make up the Purchaser and/or between the Interested Parties in connection with the transaction that is the subject of this Agreement and/or in connection with the Purchaser’s Project.

2.	Appendices:

This Agreement contains the following appendices which form an integral part hereof:

Appendices A1-A7	–	Drawings of the Company’s Lands and the Municipality Lands.

Appendices B1-B6	–	Drawings of the Additional Real Estate Rights.

Appendix C	–	The 2002 Agreement, the Addendum to the 2002 Agreement and the 2010 Agreement.

Appendix D	–	Plan TA/3001 and the Architectural Design Plans (including the appendices thereto).

Appendix E	–	Extract of registration of Parcel 93.

Appendix F	–	Firm commitment letter.

Appendix G	–	Structure and percentage holdings in the Housing Company and in the Mall Company.

Appendix 1.6	–	The special conditions of leasehold document.

Appendix 1.23	–	Drawing of the Kufsa.

Appendix 3.1(1)	–	Legal proceedings in connection with the Property Sold to which the Company is a party.

Appendix 3.1(2)	–	List of existing encumbrances in favor of Bank Leumi.

Appendix 3.1(3)	–	Updated letter of intent dated March 7, 2010.

Appendix 4.13	–	The construction contract.

Appendix 4.15	–	Declaration of verifying representations drawn to the date of delivery of the right of use and the right of possession.

Appendix 4.16	–	Additional provisions appendix.

Appendix 4.18	–	Timetables appendix.

Appendix 6.2.8	–	Text of letter of instructions to Trustee.

Appendix 6.10.1	–	Main points of the specification, simulations and photographs.

Appendix 9.1.5	–	Tax certificates in respect of the 2002 Agreement.

Appendix 9.2	–	Text of irrevocable power of attorney to Purchaser for transfer of rights in the Property Sold.

Appendix 9.6	–	Text of power of attorney to the Company’s attorneys for expunging of caveat.

Appendix 9.6A	–	Power of attorney for specifically attributing caveats and for the effecting of registrations by the Company.

Appendix 9.10	–	Power of attorney for effecting registrations.

Appendix 10.5.4	–	Notarial power of attorney for eviction of the Purchaser.

Appendix 10.6.2	–	Text of deed of assignment of the Obligations and Commitments Transferred.

3.	Declarations by the Company

The Company hereby declares and undertakes as follows:

3.1
That it owns the rights in the Company’s Lands as same are described in this Agreement and its aforesaid rights in the Company’s Lands are free and clear of any debt, encumbrance, attachment, mortgage and third party rights, save and except the existing encumbrances in favor of Bank Leumi le-Israel B.M. (hereinafter: “Bank Leumi”) as described in Appendix 3.1 (2) to this Agreement (hereinafter: “the Existing Encumbrances”), which will be removed by the Company in accordance with the provisions of Clause 6 below, and apart from a caveat regarding an antiquities site in favor of the State of Israel pursuant to Deed No. 044510 dated December 1, 1995.  A letter from Bank Leumi giving details of the balance of the loans as at March 7, 2010 is attached to this Agreement as Appendix 3.1 (3).  It is further clarified that the Company is a party to the legal proceedings described in Appendix 3.1 (1) to this Agreement.

3.2
That it is entitled and empowered to enter into this Agreement and to perform it, and up to the date of signing of this Agreement it has passed all the resolutions and obtained the approvals required according to the provisions of the law and its documents of incorporation for purposes of its entering into this Agreement.

4.	Declarations by the Purchaser

The Purchaser hereby declares and undertakes as follows:

4.1
That each of the individual parties who make up the Purchaser is duly incorporated and that each of the individual parties who make up the Purchaser is entitled and empowered to enter into this Agreement and to perform it, and that it has passed all the resolutions and obtained the approvals required according to the provisions of the law and its documents of incorporation for purposes of its entering into this Agreement.

4.2
That no steps have been taken for an arrangement, stay of proceedings, winding-up, liquidation, expungement, bankruptcy or receivership of any of the individual parties who make up the Purchaser, and that there is no threat against any of the individual parties who make up the Purchaser with regard to such legal proceedings (including the fact that no attachment has been imposed on their assets), which is likely to have an impact on their entering into this Agreement and on the performance and implementation of this Agreement.

4.3
That it is bound by the declarations and undertakings that were given on its behalf in the scope of the Sale Process and the Sale Procedure, and that its declarations and undertakings mentioned in this sub-clause above are correct, complete, full and updated, and are binding on it in all respects.

4.4
That acquisition of the Property Sold is being effected for the Purchaser alone, and it or any of the individual parties who make up the Purchaser is not acting, and will not act as an agent, representative, trustee and/or partner in this regard, with and/or for another, whether directly or indirectly, including the fact that they have not granted a right or option to another as aforesaid in connection with the Property Sold and/or the rights contained herein, prior to signing of this Agreement.

4.5
That it is aware that the Company has agreed to enter into this Agreement with it inter alia in reliance on the contents of the Firm Commitment Letter, Appendix F to this Agreement, and that coupled with that the furnishing of the aforesaid commitment letter does not derogate from the Purchaser’s obligation to pay the full consideration at the times specified for the payment thereof in Clause 6 below, with it being clarified that the Purchaser’s obligation for full payment of the consideration in accordance with the provisions of this Agreement is absolute and is not contingent upon receiving finance or on any other condition.

4.6
That the Purchaser is buying the Property Sold (including the rights in the Company’s Lands) in the same condition in which the property Sold is at the time of signing of this Agreement (“as is, where is”) and after the Purchaser had examined, inspected and seen:

(i)
The Project Lands (including the Company’s Lands, the Municipality Lands and the Additional Real Estate Rights), the surrounding neighborhood thereof, their physical and legal condition (including the registration in the Land Registry of Parcel 242 Block 7104 as “designated lands” and the existence of leaseholds which have expired and which have not yet been expunged in Parcel 92 Block 7104 as described in the Municipality Lands Agreement) and the planning and zoning situation of the Project Lands (including the Company’s Lands, the Municipality Lands and the Additional Real Estate rights), adjacent land, and the region in which the Project Lands (including the Company’s Lands, the Municipality Lands and the Additional Real Estate Rights) are located;

(ii)	The Obligations and Commitments Transferred, as defined in sub-clause 1.7 above.

(iii)
Plans of any sort pursuant to the Planning and Building Law and on the strength of any other statute or law, whether approved or in preparation, at any level and at any planning or other authority or institution, which pertain to the Project Lands (including the Company’s Lands, the Municipality Lands and the Additional Real Estate Rights) and all land in the surrounding area thereof, and included in this they have inspected, examined and seen the provisions of Plan TA/3001 including all the appendices thereto and the Architectural Design Plan and all the appendices thereto, and are familiar therewith;

(iv)
The ways of access, the possibilities for planning, exploitation, licensing and building of the Project Lands (including the Company’s Lands, the Municipality Lands and the Additional Real Estate Rights) and all land in the surrounding area thereof;

(v)
The quality and composition of the Property Sold, including with regard to matters connected with the environment, antiquities, marketability, design, quality and so forth, and the suitability of any of the abovementioned matters for the Purchaser’s needs;

(vi)
Any relevant information of whatsoever nature at all the relevant authorities, including the Land Registry, the Taxes Authority, the various planning and building authorities and the relevant local authorities;

(vii)	The provisions of all the statutes, laws, bylaws which relate to the Property Sold and/or to the Purchaser’s entering into this Agreement.

The Purchaser hereby confirms, declares and undertakes that it has found all the foregoing to be to its full satisfaction, and that it hereby finally and irrevocably waives any cause of action and/or demand and/or allegation and/or claim of whatsoever nature in connection with the matters aforesaid, including an allegation of non-conformity (patent or latent) and including allegations regarding defects in the contractual arrangement such as the State, as against the Company and/or the Municipality and/or as against the entities connected with any of the individual parties who make it up and/or anyone on its behalf, whether the origin of a cause of action in connection with the foregoing was in a period preceding the Date of Delivery of Possession or subsequent thereto.  Included in this the Purchaser waives any right to receive any remedy of cancellation, damages or restitution in respect of allegations or causes of action as aforesaid.

It is clarified that nothing contained in this sub-clause 4.6 shall derogate from the Purchaser’s possibility of requesting an amendment of the Architectural Design Plan, in accordance with and subject to the provisions of this Agreement, including the provisions of Appendix 4.15 to this Agreement.

4.7
That it has the experience, know-how and ability to assess its entering into this Agreement and the significances thereof, and that having regard thereto, as also having regard to everything stated above and below in this Agreement, it has carried out its aforesaid examinations in consultation with all the experts whom it saw fit, in the course of defining the information it wishes to examine.

4.8
That the Purchaser is purchasing the rights in the Property Sold on the strength of its own independent examinations, assessments and forecasts as aforesaid only, and it has not relied for purposes of entering into this Agreement on promises, representations, any undertakings or guarantees from the Company and/or the Municipality and/or from any of the bodies connected with either of them, except those that are expressly mentioned in this Agreement, and without this imposing on the Company and/or the Municipality and/or any of the bodies connected with either of them, any liability of whatsoever nature with regard to the Property Sold or to the value thereof, and without this imposing any obligation for indemnity on the Company and/or the Municipality and/or any of the bodies connected with either of them.

The Purchaser declares that if it has not examined any detail connected with the Property Sold independently, itself and/or through any entity on its behalf, including any of the details mentioned in sub-clause 4.6 above and/or in connection with any other details contained in this Agreement or arising from it, for any reason, including by virtue of the difficulty of accessibility to the information and/or due to restrictions that have been imposed, if and to the extent that same were imposed, for any reason, on any such information or data whatsoever at any particular authority or at any source of information, this factor has been taken into account in the scope of the consideration pursuant to this Agreement, and it waives any allegation or argument in connection therewith.

4.9
That acquisition of the Property Sold is in furtherance of a request for proposals and a sale process that was conducted by the Company and the Municipality in accordance with the sale procedure and following the Purchaser’s selection as a preferred bidder.  The Purchaser further declares and undertakes that it is aware that the documents and the information that have been placed at its disposal or at the disposal of someone on its behalf, in connection with its entering into this Agreement, including documents and information that were exhibited in the information room, and including answers by the Company, the Municipality or anyone on their behalf to questions, and including information given during tours and at meetings, were provided solely for its convenience and without this imposing any liability on the Company and/or the Municipality and/or any of the bodies connected with either of them, in respect of the correctness or completeness of such information and documents or the absence of any other information or document, and without such information and documents or the absence thereof being deemed to be a representation for purposes of entering into the Agreement.

4.10
That without derogating from the provisions of Clause 13 below, the Purchaser hereby irrevocably waives any claim and/or allegation and/or right of set-off and/or right to a reduction in the consideration or a right to cancel the Agreement, as against the Company and/or the Municipality and/or as against the bodies connected with either of them, of any type and based on any cause of action, subject to the condition that the Company shall fulfill its obligations as expressly enunciated in this Agreement.

4.11
That it is aware that in the sole and absolute discretion of the Company and/or the holders of rights in the Company, it is possible that at any time after the signing of this Agreement, the Company may be wound up and/or expunged and/or liquidated and/or corporate or other changes of any sort may be made in the Company and/or in any of its shareholders.  The Purchaser declares and undertakes that it agrees in advance to the performing of any of the abovementioned actions, including the winding-up of the Company as aforesaid and that it will in no way, whether directly or indirectly, oppose the winding-up and/or expungement and/or dissolution of the Company and/or of any of its shareholders and/or corporate and/or structural changes in the Company and/or in any of its shareholders as aforesaid.  It is agreed that the Purchaser’s Agreement as set forth above in this sub-clause shall also be deemed to be express consent to the performing of any of the abovementioned actions, to the extent that such consent is required according to any law, including the Laws of Companies.  For the removal of doubt it is clarified that nothing in the foregoing shall derogate from the Company’s obligations pursuant to this Agreement.

4.12
The Purchaser declares and confirms that it is aware that the Company will not attend to the transfer of the rights of leasehold in and to the Company’s Lands into the Purchaser’s name at the Land Registry, but that it will deliver the documents specified in Clause 9 below to the Purchaser.  For the removal of doubt it is clarified that nothing contained in the provisions of this sub-clause shall derogate from the Company’s obligations pursuant to Clause 9 of this Agreement.

4.13	Public buildings

4.13.1
The Housing Company is obliged to construct the public buildings, as defined in the construction contract, in the manner described in the construction contract and the appendices thereto, which is attached to this Agreement as Appendix 4.13 and will be signed contemporaneously with the signing of this Agreement (hereinafter: “the Construction Contract” and “the Public Buildings”, respectively).  The Housing Company undertakes to erect such Public Buildings and to deliver same to the Municipality, in accordance with its above undertakings and the provisions set forth below:

Included in the foregoing, it is agreed that in respect of the timetables for erecting of the sports center and the school (as defined in the Construction Contract (hereinbefore and hereinafter: “the Sports Center and the School”), the Housing Company undertakes to act in the manner described below, with it being hereby clarified that in every case of a conflict or non-conformity as between the timetables that are the subject of the Construction Contract (including those mentioned in this Clause 4.13 below), and the timetables that are the subject of this Agreement, the timetables that are the subject of this Agreement shall prevail:

4.13.1.1
The applications for the issue of excavation and shoring permits for the areas on which the Sports Center and the School will be built shall be submitted simultaneously with the lodgment of application for the issue of excavation and shoring permits for the areas on which the parking areas and/or commercial space within the confines of the Kufsa.

4.13.1.2
The applications for the issue of building permits for the Sports Center and the School shall be lodged simultaneously with the filing of the applications for the issue of the building permits (as distinct from excavation and shoring permits) for the parking areas and/or the commercial space within the confines of the Kufsa.

4.13.1.3
The initial occupation of the parking areas and/or the commercial space within the Kufsa shall be made contemporaneously with and subject to the furnishing of a certificate for initial occupation of the Sports Center and the School.  It is hereby agreed that if the Purchaser wishes to make use of the parking areas and/or the commercial space within the Kufsa prior to production of a certificate for initial occupation of the Sports Center and the School, the Purchaser will be entitled to address an appropriate application to the Director of the Property Division at the Municipality.  The Director of the Property Division at the Municipality will determine whether it is possible to accede to the Purchaser’s application and what the conditions are in the scope of which the Municipality is prepared to allow use of the parking areas and/or the commercial space within the Kufsa prior to production of a certificate for initial occupation of the Sports Center and the School.

4.13.2
The Purchaser (including the Mall Company) hereby confirms that it knows and is familiar with the provisions of the Construction Contract, including the timetable specified in the Construction Contract.  This includes the fact that the Purchaser (including the Mall Company) confirms and agrees to the contingencies laid down in the Construction Contract and in this Agreement above between the planning, construction, completion and initial occupation of the parking areas and the commercial space within the Kufsa, and the planning, construction, completion and initial occupation of the Sports Center and the School.  In addition, the Purchaser (including the Mall Company) agrees that the timetable for constructing the Public Buildings as prescribed in the Construction Contract and/or in this Agreement will be registered as conditions in the building permits in the Kufsa, and that it waives any allegation and/or demand against the Company and/or the Municipality and/or either of them, in connection with the contingency and the conditions in the building permit as aforesaid.

4.13.3
It is further agreed, in relation to the Public Buildings, that the Company and the Municipality will bear the expenses for the construction thereof in a manner whereby the Company will pay the Housing Company and will be directly liable to it with respect to 75.84% of “costs of construction of the Public Buildings” (as same are defined below) and the Municipality will pay the Housing Company and will be directly liable to it in respect of 24.16% of the costs of erecting the Public Buildings.  For the removal of doubt, it is clarified that the obligations of the Municipality and the Company to bear such costs applies only in relation to the Public Buildings as defined above.  With respect to this sub-clause 4.12 [sic] “costs of constructing the Public Buildings” means – the specific costs (including a percentage of the increment to cost that will be added in respect thereof, to the extent that this is specified in Appendix C1 to the Construction Contract) which are specified in the aforesaid Appendix C1, provided that the amounts of the cost components were approved in writing and in advance by the Company and the Municipality, through the administration as defined in Appendix 4.16 to this Agreement (hereinbefore and hereinafter: “the Administration”).

With respect to payment of fees and levies as mentioned in Appendix C to the Construction Contract, the Company shall be entitled to elect to make payment thereof directly to the Local Committee and to the Municipality and not through the Housing Company.

The Housing Company undertakes that all the contractual arrangements between it and designers and executing contractors in connection with the design and construction of the Public Buildings will be done on a basis of tenders which the Housing Company will conduct, with full transparency vis-à-vis the Administration.  The Housing Company further undertakes that construction of the Public Buildings will be managed by it as a separate project independent from the Purchaser’s Project, in which a separate bookkeeping and accounting system will be maintained, and it is agreed that the costs of constructing the Public Buildings will include only direct and specific costs of constructing the Public Buildings without a loading of costs connected with other parts of the Purchaser’s Project.

It is agreed that in any event the costs of constructing the Public Buildings will not exceed an aggregate amount of NIS 97,706,667 including V.A.T. (hereinafter in this sub-clause: “the Limit Amount”).  Notwithstanding the foregoing it is agreed that if it transpires that for purposes of meeting the obligation to erect the Public Buildings in accordance with the technical specifications that were attached to the Construction Contract, the “costs of erecting the Public Buildings” (as defined above) are expected to exceed the Limit Amount, then the Housing Company will refer to the Company and to the Municipality, through the Administration, in order for the latter to examine whether a deviation from the Limit Amount is indeed required.  If such deviation is approved by the Company and the Municipality through the Administration, then the approved amount of the deviation will be added to the Limit Amount, where in each case it is hereby agreed that the total amount of the costs of construction of the Public Buildings which the Company and the Municipality will bear (each according to its pro rata share) will under no circumstances exceed a sum of NIS 102,333,333 plus V.A.T. as prescribed by law (hereinafter: “the Maximum Limit Amount”).  Where the actual costs of constructing the Public Buildings exceed the Maximum Limit Amount, the Housing Company will at its expense bear any amount which exceeds the Maximum Limit Amount.  It is agreed that the Limit Amount as well as the Maximum Limit Amount will be linked to the Building Inputs Index commencing from the date of signing of this Agreement and until the actual effecting of each payment.

It is further agreed that the Administration’s examination as aforesaid will be carried out in a manner and at a time which shall not cause a delay in the planning and execution of the construction of the Public Buildings in relation to the timetable specified in the Construction Contract and in this Agreement.

The Company's share in the costs of constructing the Public Buildings in accordance with the provisions of this sub-clause above shall be paid on a basis of current month + 45 days from the date on which each account for payment is presented to the Company and to the Municipality through the Administration, and subject to the condition that the account was approved for payment by the Administration.  V.A.T. as prescribed by law shall be added to each payment against receipt of a valid tax invoice.

In every case of an engineering dispute between the parties in relation to the costs of constructing the Public Buildings, except in relation to (1) approval of a deviation from the Limit Amount as defined above; (2) anything connected with the obligation of the Company and the Municipality to bear the aforementioned costs; and (3) the maximum amounts which will be imposed on the Municipality and the Company and the conditions specified above in regard thereto, the dispute will be referred for the decision of a civil engineer who will be appointed with the consent of the Company, the Municipality and the Housing Company, and in the absence of agreement between them, the engineer will be appointed by the chairman of the Society of Architects and Engineers (hereinafter: “the Engineering Arbiter”).  The Engineering Arbiter shall act as an expert and not as an arbitrator and his decision shall be final and binding on the parties.

It is clarified that all the provisions of this sub-clause 4.13 are intended to add to the provisions of the Construction Contract, on a basis that under all circumstances the liability of the Municipality and of the Company to pay the costs of construction of the Public Buildings is limited to the Limit Amount or to the Maximum Limit Amount (as defined above) respectively.

For the avoidance of doubt it is hereby clarified that apart from the payment of the Company’s share of the costs of the Public Buildings as described above in this sub-clause 4.13.3, the Company will not owe any liability either vis-à-vis the Housing Company nor vis-à-vis any third party, on any matter connected, directly or indirectly, with the Public Buildings, including the planning, licensing, construction and initial occupation thereof.

4.14	Cancelled.

4.15
All the Purchaser’s representations and declarations pursuant to this Clause 4 will be correct both at the time of signing of this Agreement, and also at the date of delivery of the right of use and at the date of delivery of possession.  Declarations verifying the representations are attached to this Agreement as Appendix 4.15.

4.16
That by virtue of it having been told that the Company and the Municipality are the owners of rights in the Remainder of the Project Lands which are not being sold to the Purchaser in the scope of the transaction that is the subject of this Agreement, it is agreed that in connection therewith the provisions of Appendix 4.16 to this Agreement, which forms an integral part hereof, shall apply to the parties in addition to the provisions of this Agreement.

4.17	That it is aware that the sale is being effected in reliance on the correctness and completeness of all its representations and declarations as set forth in this Agreement.

4.18	Timetables

4.18.1
The Purchaser undertakes to act diligently and uninterruptedly in all aspects connected with the planning, licensing and construction of the Purchaser’s Project in order to meet the timetables set forth in Appendix 4.18 to this Agreement (hereinafter: “the Timetables”).  It is agreed that the Timetables are indicative, but coupled with that is agreed, in the case of any divergence of more than 6 months in any of the milestones included in the Timetables which occurs up to the time of actual payment of the second payment or up to the time of the implementation of the first building permit (as defined in Clause 6.2.4 below), whichever is the later, then without derogating from any remedy available to the Company according to any law and agreement (excluding only the right to agreed damages as stated in Clause 14 below), the Company will be entitled to agreed damages from the Purchaser in respect of such divergence in an amount equivalent to NIS 113,760 for each month of default (and for a pro rata portion of such damages in respect of part of a month), plus indexation differences (as defined in this Agreement).

4.18.2
Without derogating from the generality of the contents of sub-clause 4.18.1 above, the Purchaser undertakes to take steps for the issue of an excavation and shoring permit at the earliest date it is possible to do so.  The Purchaser further undertakes to commence performing the excavation and shoring works within nine weeks from a decision being taken by the local committee / the licensing authority in regard to the issue of an excavation and shoring permit, subject to payment of fees and levies only (hereinafter in this sub-clause: “the Decision”) provided that the Decision is taken before September 2010.  Where the Decision is taken after September 2010, the Purchaser will commence execution of the excavation and shoring works not later than March 15, 2011.  It is agreed that in the case of a divergence of more than six weeks from the Timetables specified in this sub-clause 4.18.2, the Company will be entitled, without derogating from any remedy available to the Company according to any law and agreement (excluding only the right to agreed damages as stated in Clause 14 below), to compensation according to the amounts of damages specified in sub-clause 4.18.1 above.

4.18.3
The Purchaser further undertakes that up to the end of 48 months from the date of implementation of the first building permit (as defined in Clause 6.2.4 below), the commercial areas in the Purchaser’s Project and the Sports Center and the School will be completed in a manner whereby up to the aforesaid date an application will be lodged by it for receipt of “Form 4” (which constitutes approval for initial occupation) in respect of the commercial areas in the Purchaser’s Project, the Sports Center and the School.  It is agreed that in the case of a divergence from the Timetables specified in this sub-clause 4.18.3, the Company will be entitled, without derogating from any remedy available to the Company according to any law and agreement (excluding only the right to agreed damages as stated in Clause 14 below), to agreed damages from the Purchaser in respect of such divergence in a sum equivalent to NIS 75,840 for each month of default (or a pro rata share of such damages in respect of part of a month) in respect of the first 6 months of default or part thereof, plus a sum of NIS 151,680 for each month of default (and a pro rata share of such damages in respect of part of a month) in respect of 6 months default after the first 6 months or any part thereof, and plus a sum of NIS 227,520 for each month of default (or a pro rata share of such damages in respect of part of a month) in respect of each month of default thereafter, or any portion thereof.

The amounts of damages specified in this clause above will bear indexation differences (as defined in this Agreement).

4.18.4
It is agreed that if there should be an impediment to meeting the Timetables prescribed in sub-clauses 4.18.1-4.18.3 the origin of which is force majeure as recognized at law, then subject to the condition that the Purchaser shall invoke all the necessary means in order to remove or eliminate the impediment, the period of the impediment due to force majeure as aforesaid will not be counted as part of the times for purposes of this sub-clause 4.18 above.

4.18.5
It is agreed that a precondition to the excavating of the basement which will be below that portion of Parcel 93 which is marked in gray on the drawings attached to this Agreement as Appendices A1-A2 will be in coordination with and with the prior consent of the Administration, including the setting of a timetable for completion of the construction of that basement and road and finding solutions for entry and exit to the Remainder of the Project Lands during the period of construction of these specific basements.

4.19
The Purchaser undertakes that within 6 months from the date of signing of this Agreement it will submit an amended Architectural Design Plan to the Local Committee and within 10 months from the date of signing of this Agreement will lodge an application for a building permit in relation to the entire Purchaser’s Project, which will be based on the aforesaid amended Architectural Design Plan.  It is clarified that in a case in which lodgment of the application for a building permit as referred to in this sub-clause which contains a concession for an addition of 2 extra floors, that is to say: 14 floors as distinct from 12 floors, encounters opposition, prior to lodgment of the application, from the authorized entities at the planning authorities, then the application for a building permit that will be lodged by the Purchaser will be for only 12 floors.  It is agreed that the Purchaser will be entitled to include in the application for such building permit, units having an average area as stated in sub-clause 6.3.5 below.  Nothing contained in the provisions of this sub-clause shall derogate from the remaining provisions of this Agreement in regard to the planning and design of the Purchaser’s Project.

4.20
Without derogating from the provisions of Appendix 4.16 of this Agreement, the Purchaser undertakes that the drawing up and signing of the Architectural Design Plan, applications for a building permit and any other planning and/or statutory document that may be submitted by it or by someone on its behalf to the planning authorities, in connection with the Purchaser’s Project (as distinct from the Public Buildings), will be performed in relation to the Purchaser’s Project as a whole (as distinguished from the Public Buildings) and to all the documents mentioned above, by an architect, constructor and one traffic consultant whose identity shall be approved by the Company and the Municipality.

4.21
The Purchaser declares that it is aware that all the actions and/or undertakings and/or representations of the Municipality pursuant to this Agreement and/or in connection herewith are in the Municipality’s capacity as owner of the Project Lands, and that none of the aforesaid actions and/or undertakings and/or representations will have the effect of binding the Local Committee or any other statutory or planning body.

4.22
That it is aware that the undertakings of the Interested Parties as defined at the foot of this Agreement do not release it from any of its obligations under this Agreement and that the deed of undertaking of the Interested Parties and/or the fulfillment of the obligations of the Interested Parties or any of them pursuant thereto shall not derogate from any of the remedies available to the Company against the Purchaser in accordance with the provisions of this Agreement and the law.

5.	The transaction:

5.1
The Company hereby sells the Property Sold to the Purchaser, and the Purchaser hereby buys the Property Sold from the Company, for the consideration and on the conditions as set forth in this Agreement.

It is clarified that the rights being sold by the Company in the Company’s Lands as defined in this Agreement, are long leasehold rights for a leasehold period ending on August 31, 2099.

It is clarified that in the framework of the Property Sold the Purchaser assumes the Obligations and Commitments Transferred at the dates specified in this Agreement below, coupled with a full, irrevocable and absolute release and exemption for the Company from the Obligations and Commitments Transferred, and in accordance with the deed of assignment attached to this Agreement as Appendix 10.6.2.

5.2	Liability of individual parties who make up the Purchaser

5.2.1
It is agreed that the liability of the individual parties who make up the Purchaser for the fulfillment of the Purchaser’s obligations under this Agreement are joint and several, except with respect to the following obligations:

5.2.1.1	Payment of the consideration as set forth in sub-clause 5.2.4 below;
5.2.1.2	Construction of the Public Buildings as stated in sub-clause 4.12 above, which will be solely under the responsibility of the Housing Company;
5.2.1.3	Declarations and undertakings of the individual parties who make up the Purchaser which are the subject of sub-clauses 4.1 and 4.2;

5.2.2
Without derogating from the foregoing in this sub-clause, it is hereby made known to the Company by the Purchaser that the individual parties who make up the Purchaser are buying the Property Sold according to a division that has been decided upon between them prior to the signing of this Agreement, without this derogating from any obligations of any of them in accordance with the provisions of this Agreement.  Solely for the sake of convenience and only for registration purposes, it is agreed that the individual parties who make up the Purchaser will be deemed to be purchasers of the Company’s Lands in relative shares between them (in musha) as follows:  the Housing Company – 60%, the Mall Company – 40%.  For the removal of doubt it is clarified that the proportionate shares mentioned above are made known to the Company solely for purposes of information, that the Company is not bound in any way in relation to such division, and that the aforesaid division does not and will not derogate from any of the Company’s rights vis-à-vis the individual parties who make up the Purchaser and/or derogate from any of the Purchaser’s obligations to the Company (both with respect to the joint and several obligations of the individual parties who make up the Purchaser to the Company and also in relation to the obligations of any of the individual parties who make up the Purchaser severally as against the Company, all according to the provisions of this Agreement).

5.2.3	Cancelled.

5.2.4	With respect to liabilities for payment of “the consideration” (as defined below), the following provisions will apply:

5.2.4.1
Liability for payment of the Basic Consideration (as defined below) will be divided in such a way that the Housing Company will pay the Company NIS 432,288,000 plus indexation differences, out of the Basic Consideration, and the Mall Company will pay the Company NIS 288,192,000 plus indexation differences, out of the Basic Consideration, all together with V.A.T. as prescribed by law, according to the following division:

5.2.4.1.1
“The First Payment” (as defined below) will be divided in such a way that the Housing Company will pay the Company NIS 82,362,240 plus indexation differences of the First Payment, and the Mall Company will pay the Company NIS 54,908,160 plus indexation differences, of the First Payment.

5.2.4.1.2
“The Additional First Payment” (as defined below) will be divided in such a way that the Housing Company will pay the Company NIS 18,201,600 of the Additional First Payment, and the Mall Company will pay the Company NIS 12,134,400 of the Additional First Payment, plus indexation differences.

5.2.4.1.3
“The Later First Payment” (as defined below) will be divided in such a way that the Housing Company will pay the Company NIS 17,296,070 of the Later First Payment and the Mall Company will pay the Company NIS 11,530,714 of the Later First Payment, plus indexation differences.

5.2.4.1.4
“The Second Payment” (as defined below) will be divided in such a way that the Housing Company will pay the Company NIS 291,676,090 of the Second Payment, and the Mall Company will pay the Company NIS 209,618,726 of the Second Payment, plus indexation differences.

5.2.4.1.5	“The Third Payment” (as defined below) will be paid by the Housing Company in full, together with indexation differences.

5.2.4.1.6
Each of the individual parties who make up the Purchaser undertakes to pay the Company its share specified above in the Basic Consideration in relation to each of the payments mentioned in Clause 6 below and at the times specified in Clause 6 below.

5.2.4.2	The liability for payment of the additional consideration shall be imposed solely on the Housing Company.

5.2.4.3
Without derogating from the remaining provisions of this Agreement, it is agreed that until actual settlement of the Second Payment, in a case of: (1) a breach of any of the obligations set forth in sub-clauses 5.2.1.1 to 5.2.1.3 above, including the obligations to make any payment on account of the consideration by any of the individual parties who make up the Purchaser, which was not rectified by it within the time specified in this Agreement for rectification of the breach and (2) the occurrence of one of the events mentioned in sub-clause 18.7 below with respect to any of the individual parties who make up the Purchaser (hereinafter: “the Defaulting Individual Purchaser”) the following provisions will apply:

5.2.4.3.1
The right will be conferred on the Company and the Municipality to cancel this Agreement and the Municipality Lands Agreement vis-à-vis the Defaulting Individual Purchaser, and to hold forfeit from the Defaulting Individual Purchaser the full amount of the agreed damages calculated on a basis of the full basic consideration as defined in this Agreement and in the Municipality Lands Agreement (including by way of foreclosing on the sale process guarantee and/or holding forfeit the amounts that were paid to the Company and to the Municipality on account of the consideration by the Defaulting Individual Purchaser up to such time), with this being in addition to the remaining remedies available to the Company and to the Municipality as against the Defaulting Individual Purchaser in accordance with any law and/or agreement.

5.2.4.3.2
An individual purchaser who is not the Defaulting Individual Purchaser (hereinafter: “the Complying Individual Purchaser”) will be given a period of 45 days from the date of cancellation of the Agreement as against the Defaulting Individual Purchaser (hereinafter in this sub-clause: “the Date of Cancellation”), in the course of which the Complying Individual Purchaser will be entitled to present for the approval of the Company and the Municipality the identity of a third party (hereinafter: “the Substitute on behalf of the Purchaser”) who: (1) has irrevocably undertaken in writing vis-à-vis the Complying Individual Purchaser and vis-à-vis the Company and the Municipality to step into the shoes of the Defaulting Individual Purchaser under the terms and conditions of this Agreement and to sign the transfer documents as defined below with the Company and the Municipality; (2) has been approved by the financing bank (if one exists at that stage) as being a party who will step into the shoes of the Defaulting Individual Purchaser in the contractual arrangement with the financing bank and has signed all the documents in connection therewith; and (3) has undertaken to the Company and the Municipality to make the additional First Payment and/or the later First Payment and/or the second payment, as the case may be, within 30 days from the date of its approval as a substitute by the Company and the Municipality (and to the extent that the time for making the additional First Payment and/or the later First Payment and/or the second payment has not yet arrived – to make payment of each of them on the due date thereof).  If the Company and the Municipality, in their sole discretion, approve the identity of the substitute on behalf of the Purchaser (after having been satisfied, inter alia, that the substitute has equity capital and financial means to pay its share of the consideration without delay and to fulfill the remaining obligations under this Agreement and the Municipality Lands Agreement), then the parties shall, within 14 days from the date of the approval, sign all the documents that will be required by the Company and the Municipality for purposes of arranging the substitute on behalf of the Purchaser’s stepping into the shoes of the Defaulting Individual Purchaser (hereinafter: “the Transfer Documents”), and settlement of the additional First Payment and/or settlement of the later First Payment and/or settlement of the second payment, as the case may be, will be made not later than 30 days from the date of approval of the substitute on behalf of the Purchaser, and to the extent that the time for making the additional First Payment and/or the later First Payment and/or the second payment has arrived – to make payment of each of these on the due date thereof.

5.2.4.3.3
If a Substitute on behalf of the Purchaser is not presented to the Company and/or if the Substitute on behalf of the Purchaser is not approved by the Company and the Municipality within 45 days from the Date of Cancellation and/or in a case in which the substitute has not signed the Transfer Documents with the Company and the Municipality, then the Company and the Municipality will have a period of 45 days in which to present to the Complying Individual Purchaser a third party who will step into the shoes of the Defaulting Individual Purchaser according to the terms and conditions of this Agreement and the conditions of any additional agreement that may be signed between the individual parties who make up the Purchaser as between themselves at the latest up to the date on which the default by the Defaulting Individual Purchaser occurred (hereinafter: “the Substitute on behalf of the Company and the Municipality”).

5.2.4.3.4
If the Company and the Municipality do not present a Substitute on behalf of the Company and the Municipality or the Complying Individual Purchaser has not approved the identity of the Substitute on behalf of the Company and the Municipality, or if the conditions for the substitute stepping into the shoes of the Defaulting Individual Purchaser have not been agreed between the Complying Individual Purchaser and the Substitute on behalf of the Company and the Municipality, then the Company and the Municipality will be entitled to cancel this Agreement also vis-à-vis the Complying Individual Purchaser, and in a situation in which the identity of the Substitute on behalf of the Company and the Municipality has not been approved by the Complying Individual Purchaser or in a case in which the Complying Individual Purchaser fails to sign the Transfer Documents, then and in that event the Company and the Municipality will be entitled to agreed damages from the Complying Individual Purchaser in a sum equivalent to 10% of the total share of the Complying Individual Purchaser in the Basic Consideration in accordance with this Agreement and pursuant to the Municipality Lands Agreement (including by way of foreclosure on the Sale Process Guarantee and/or the holding forfeit of the amounts which were paid up to such time by the Complying Individual Purchaser to the Company and the Municipality on account of the Consideration).

5.2.4.3.5
For the removal of doubt it is clarified that cancellation of the Agreement as against the Defaulting Individual Purchaser in the circumstances as described in sub-clause 5.2.4.3.1 and cancellation of the Agreement as against the Complying Individual Purchaser in the circumstances as described in sub-clause 5.2.4.3.4 will be deemed to be lawful cancellation for all intents and purposes.

5.2.4.4
It is further clarified for the avoidance of doubt that in the event of a breach of any of the Purchaser’s obligations under this Agreement by two individual parties who make up the Purchaser or upon the occurrence of one of the events mentioned in sub-clause 18.7 below with respect to two individual parties who make up the Purchaser, the Company will have all the remedies according to any law and agreement available to it as against two individual parties who make up the Purchaser (including, and without derogating from the generality of the foregoing, a right of cancellation, a right to receive agreed damages, and so forth), subject to the provisions of sub-clause 18.8 below.

5.2.5
The Purchaser undertakes that in the agreement between it and the financing bank (both in relation to financing of the purchase of the Land and also in relation to the construction loan/s) (hereinafter: “the Construction Loan Agreement”) the following arrangements and/or provisions will be included:

5.2.5.1
The financing bank’s undertaking to give the Purchaser and/or any of the individual parties who make up the Purchaser written warning notice prior to a loan being made immediately due and payable in the scope of which notice the Purchaser and/or any of the individual parties who make up the Purchaser will be given an extension of time to cure the breach in respect of which the warning notice was given (hereinafter: “the Warning Notice”), except in certain cases as is customary in financing agreements for projects of this sort in which the bank reserves the right not to give notice.

5.2.5.2
The financing bank’s obligation to send the Company Warning Notices in each of the cases in which the Purchaser will be entitled to receive same, simultaneously with sending a Warning Notice to the Purchaser.

5.2.5.3
An arrangement pursuant to which in a situation in which there are grounds for making a loan immediately due and payable as against two individual purchasers in consequence of which a Warning Notice will be given by the financing bank and the time for rectifying the breach that was specified in the Warning Notice has passed and the breach has not been cured, then and in that event a period of exclusivity will be granted by the bank to the Company for a period of 120 days in the course of which the Company and the bank will conduct exclusive negotiations with the objective of reaching an agreement that will allow the continued implementation of the Purchaser’s Project by the Company or by someone on its behalf, whether by way of the Company or someone on its behalf stepping into the Purchaser’s shoes as a borrower, or by way of the debt being purchased by the Company or someone on its behalf, or by way of the purchase by the Company of the Company’s Lands and/or the Municipality Lands and/or the Additional Real Estate Rights from the bank or through the bank by realization of the encumbrance to the financing bank in the court and with its approval, or in any other manner to the satisfaction of the bank and the Company.  The Purchaser hereby gives its irrevocable consent to an arrangement that may be formulated with the agreement of the bank and the Company and waives any allegation and/or demand in connection therewith, subject to the condition that the bank acts in accordance with its obligations according to law, including the fact that the arrangement between the bank and the Company shall be made in the course of complying with the bank’s obligations to the Purchaser according to law and in accordance with the Construction Loan Agreement.

5.2.5.4
An arrangement pursuant to which in a case where there are grounds for making a loan immediately due and payable as against any of the individual parties who make up the Purchaser (hereinafter in this sub-clause: “the Defaulting Individual Purchaser”) as a consequence of which a warning notice will be given by the financing bank in respect of such grounds and the time for rectifying the breach as was specified in the warning notice has passed and the breach has not been cured, then and in that event an individual party who makes up the Purchaser who is not the Defaulting Individual Purchaser (hereinafter in this sub-clause: “the Complying Individual Purchaser”), or someone on its behalf, whose identity shall be approved in advance by the Company and the Municipality in their sole discretion (hereinafter: “the Substitute vis-à-vis the Bank”) will have the right vis-à-vis the financing bank to step into the shoes of the Defaulting Individual Purchaser and with respect to its rights in the Purchaser’s Project, on terms and conditions as shall be decided with the financing bank, and in such case, and subject to compliance by the Substitute vis-à-vis the Bank with the conditions set forth in Clause 5.2.4.3.2 above and the Substitute vis-à-vis the Bank signing the Transfer Documents, the Substitute vis-à-vis the Bank will also be deemed to be a substitute for the Purchaser who has been approved by the Company and the Municipality.  If grounds for making a loan immediately due and payable have occurred, and the Complying Individual Purchaser or someone on its behalf has not stepped into the shoes of the Defaulting Individual Purchaser, or in a case in which the identity of the entity on behalf of the Complying Individual Purchaser has not been approved by the Company and the Municipality, then subject to the condition that the Company meets the criteria prevailing at that time at the financing bank for approval of the identity of a borrower in a project such as the Purchaser’s Project, the Company will have the right that “someone on behalf” of the Complying Individual Purchaser shall, vis-à-vis the financing bank, step into the shoes of the Defaulting Individual Purchaser and its rights in the Purchaser’s Project, under such conditions as shall be decided with the financing bank as aforesaid.

5.2.5.5
The individual parties who make up the Purchaser undertake that in the agreement of the individual parties who make up the Purchaser and/or another agreement that may be made between them, provisions will be included that conform with the contents of sub-clause 5.2.5 above.

6.	The consideration:

6.1
In consideration for the Property Sold the Purchaser will pay the Company (in accordance with the provisions of sub-clause 5.2 above) a Basic Consideration in an aggregate amount of NIS 720,480,000 (seven hundred and twenty million four hundred and eighty thousand new shekels), plus indexation differences and together with V.A.T. as prescribed by law (hereinafter: “the Basic Consideration”).  In addition to the Basic Consideration, the Housing Company will pay the Company the additional consideration as defined in Clause 6.3 below, plus V.A.T. as prescribed by law (the Basic Consideration together with the additional consideration will be referred to below as: “the Consideration”).

6.2	The Basic Consideration will be paid by the individual parties who make up the Purchaser, according to the division described in Clause 5 above, in the manner and at the times set forth below:

6.2.1
A sum of NIS 137,270,400, together with indexation differences based on linkage to the Consumer Price Index and plus interest at an annual rate of 2.5% in respect of the period commencing from April 15, 2010 and up to the date of signing of this Agreement (hereinafter: “the First Payment”) shall, on the date of signing of this Agreement, be deposited in a trust account to be opened by the attorneys (hereinafter: “the Trust Account” and “the First Payment Moneys” respectively).  The First Payment shall be paid out of the Purchaser's independent resources and without any encumbrance over any of the Purchaser’s rights pursuant to this Agreement and/or the Company’s Lands.

Contemporaneous with the deposit of the First Payment Moneys in the Trust Account, the Purchaser shall lodge with the Trustee a check made payable to the Company in the amount of the V.A.T. in respect of the First Payment, the due date for payment of which is blank (hereinafter: “the Check for V.A.T.”).  The parties hereby instruct the Trustee to fill in the date of the Check for V.A.T. and to send it to the Company not later than the 12th of the month following the month in which the First Payment was deposited with the Trustee (even if the conditions set forth below for release of the First Payment Moneys to the Company have not been fulfilled), unless the Trustee has by the 5th of the aforesaid month received a notice signed by both the parties to the effect that payment of the aforesaid V.A.T. will be deferred until the 15th of the month following the month in which the condition precedent for the Municipality Agreement, as defined below, has been fulfilled (hereinafter: “Notice by the Parties” and “Date of the Deferred Payment”, respectively).  In such case, the parties hereby give the Trustee an instruction to fill in the date of the Check for V.A.T. and to send the Check for V.A.T. to the Company not later than three days before the Date of the Deferred Payment.  Against payment of the check to the Company, the Company shall furnish the Purchaser with a valid tax invoice.  In a case in which the Company’s tax consultants notify the Company in writing that it is possible to postpone payment of the V.A.T. that is the subject of the First Payment to the Date of the Deferred Payment, the Company undertakes to sign the Notice by the Parties and to deliver same to the Trustee not later than the 5th of the month following the month in which the First Payment was deposited with the Trustee.

Within 7 business days from the date on which the condition precedent for the Municipality Agreement, as defined in sub-clause 10.2 below, is fulfilled, the Company will register a caveat in favor of the Purchaser over the Existing Leasehold as defined above (where the rights according to the Existing Leasehold are in the same condition as they were at the time of signing of this Agreement).  Simultaneous with the registration of a caveat over the Existing Leasehold and registration of a caveat by the Municipality in favor of the Purchaser over the Municipality’s rights in Parcels 92, 93, 95 and 114 Block 7104 (as stipulated in the Municipality Lands Agreement and in accordance with the provisions thereof), the Trustee will transfer the First Payment Moneys together with the fruits, thereof to the Company.  If the caveats have not been registered due to an impediment which is not connected with the Purchaser, the aforesaid caveats will be registered within 2 business days from the date of removal of the impediment and upon the registration thereof the Trustee shall transfer the First Payment Moneys together with the fruits thereof to the Company.

6.2.2
A sum of NIS 30,336,000 together with indexation differences (as defined above) in respect thereof (hereinafter: “the Additional First Payment”), plus V.A.T. as prescribed by law (which shall be paid in the manner stated in Clause 6.8 below), shall be paid by the Purchaser directly to the Company by way of bank check, within 90 days from the date of transfer of the First Payment Moneys from the Trustee to the Company, as stated in sub-clause 6.2.1 above.  The Additional First Payment shall be paid out of the Purchaser’s own resources and without any encumbrance on any of the Purchaser’s rights pursuant to this Agreement and/or in the Company’s Lands.

6.2.3
Within 90 days from the date specified for making of the Additional First Payment, a sum of NIS 28,826,784 (together with indexation differences) (as defined above) and plus V.A.T. as prescribed by law (which shall be paid as stated in sub-clause 6.8 below) shall be paid by the Purchaser to the Company by way of bank check (hereinafter: “the Later First Payment”), against return to the Purchaser of the sale process guarantee.  The Later First Payment shall be paid out of the Purchaser’s own resources without any encumbrance on any of the Purchaser’s rights pursuant to this Agreement and/or in the Company’s Lands.  The Purchaser undertakes to cause an extension of the sale process guarantee from time to time in a manner whereby the guarantee will remain in force until actual settlement of the Later First Payment.  If the sale process guarantee is not extended as aforesaid at least 21 days before the date of its expiration, the Company will be entitled to foreclose on the sale process guarantee.

6.2.4
A sum of NIS 501,294,816 together with indexation differences (as defined above) in respect thereof (hereinafter: “the Second Payment”) plus V.A.T. as prescribed by law (which shall be paid as stated in Clause 6.8 below) shall be paid by the Purchaser directly to the Company: (1) 7 business days from the date on which notice is given by the Municipality to the effect that subject to payment of fees and levies only, it will be possible to issue the first building permit (even if such notice relates to a building permit that will be issued in relation to only part of the Company’s Lands and/or the Municipality Lands and/or the Additional Real Estate Rights, but excluding an excavation and shoring permit, a permit for a sales office, signboards, fencing and similar other permits that are only ancillary and subordinate to the Project) (hereinafter: “the First Building Permit” and “Notice Regarding the First Building Permit”, respectively), or (2) after the elapse of 24 months from the date of signing of this Agreement, whichever of (1) or (2) is the later.  For the avoidance of doubt it is hereby clarified that such notice in relation to a permit for construction of the basement floors or part thereof (even if it is issued separately from the building permit for the above-ground areas) will be deemed to be Notice Regarding the First Building Permit for purposes of this Clause 6.2.4.  The Second Payment shall be made by way of a bank check and subject to fulfillment of the matters set forth in sub-clause 6.2.5 above.

For the removal of doubt it is clarified that under all circumstances, whether or not a building permit is issued, irrespective of the reason for the delay in or failure to issue the building permit, the Second Payment shall be made not later than the end of 24 months from the date of signing of this Agreement and in accordance with the provisions of this sub-clause above and sub-clause 6.2.5 below, without being dependent on the fulfillment or non-fulfillment of any circumstances, including in connection with the issue or non-issue of the First Building Permit, and shall be in the nature of being an absolute obligation for payment at the specified times.

The Purchaser undertakes to notify the Company in writing, in good time, as to the anticipated date for issue of the First Building Permit.  If up to such time the loan which is the subject of the existing encumbrances has not yet been liquidated and discharged, the Company shall issue to the Purchaser an updated letter of intent from Bank Leumi, within 14 days from the date of receipt of the Purchaser’s aforesaid notice, stating that against payment of the amount specified therein (where such amount does not exceed the amount of the Second Payment less “the trust moneys” (as same are defined in Clause 6.2.5.6 below) and less the amount of the betterment levy referred to in sub-clause 11.3.2 below, if it has not yet been paid) (hereinafter: “Balance of the Loans”), the existing encumbrances on the Company’s Lands as same are defined above shall be liquidated and discharged (hereinafter: “the Updated Letter of Intent”).  The validity of the Updated Letter of Intent will be extended if necessary, from time to time, in a manner whereby the Updated Letter of Intent will be in force as at the date of effecting of the Second Payment.

The Purchaser undertakes to give the Company written notice about the issue of the First Building Permit immediately upon receipt thereof, and to furnish the Company with a copy thereof.

6.2.5
The Second Payment shall be made in a manner whereby at the date specified in sub-clause 6.2.4 above for the making of the Second Payment, the parties will meet at the Land Registry, and will simultaneously perform the following actions:

6.2.5.1	The Company will deliver to the Purchaser the certificates mentioned in sub-clauses 9.1.2-9.1.3 below, if same have not been delivered up to that time.

6.2.5.2	The Purchaser shall, by way of a bank check, pay the Company and/or Bank Leumi and/or the Trustee, as the case may be (and as described below), the Second Payment as follows:

6.2.5.2.1
The sum of the balance of the loans as specified in the Updated Letter of Intent (as defined above), if a balance remains at such time in favor of Bank Leumi, will be paid to Bank Leumi by way of a bank check.

6.2.5.2.2
If the Company has not furnished the Land Appreciation Tax certificate mentioned in Clause 9.1.1(a) below, the trust moneys, as defined in Clause 6.2.5.6 below, will be paid to the Trustee by way of a bank check.

6.2.5.2.3	The balance of the First Payment will be paid to the Company, by way of a bank check.

6.2.5.3
The encumbrance in favor of the financing bank as defined in Clause 16.7.3 below, will be registered in accordance with one of the alternatives described in Clause 16.7.3 below.  It is agreed that for purposes of registration of the encumbrance with the Registrar of Companies, delivery of a debenture and an encumbrance registration form to the Registrar of Companies, signed by the authorized signatories of the Company and duly authenticated, shall be deemed to be registration of an encumbrance for purposes of this sub-clause.

6.2.5.4	The encumbrance over the Company’s Lands (as defined in Clause 16.7.3 of the Municipality Lands Agreement) will be registered in favor of the financing bank.

6.2.5.5
The Company will deliver possession of the Company’s Lands to the Purchaser as described in Clause 10 below.  In addition, by virtue of delivery of possession of the Company’s Lands, the amount of the V.A.T. which is the subject of the Second Payment and the amount of the V.A.T. which is the subject of the Third Payment will be paid to the Company by the Purchaser at the Date of Delivery of Possession by way of a bank check, against a valid tax invoice.

6.2.5.6
Notwithstanding the contents of sub-clause 6.2.5.1 above, if at the date of effecting the Second Payment, the Land Appreciation Tax certificates mentioned in Clause 9.1.1(a) below has not been delivered to the Purchaser, then the Company will furnish the Purchaser with a letter from Adv. Udi Barzilai, the Company’s tax consultant, setting forth an assessment by the tax consultant with regard to the amount of the Land Appreciation Tax that will be imposed on the Company in respect of the transaction which is the subject of this Agreement, after the full objection and appeal proceedings according to law have been exhausted, taking into account the full gamut of the relevant circumstances that are known at that time (hereinafter: “the Tax Consultant’s Letter” and “the Anticipated Amount of Tax”, respectively).  In such case, a deposit will be made out of the Second Payment moneys to the Trust Account of an amount equal to the Anticipated Amount of Tax as stated in the Tax Consultant’s Letter (hereinafter: “the Trust Moneys”).  The Trustee shall hold the trust moneys in its possession until the Land Appreciation Tax Certificate mentioned in Clause 9.1.1(a) below is delivered to the Purchaser, and in accordance with the provisions of the written instructions to the Trustee, Appendix 6.2.8 to this Agreement.

If Adv. Barzilai is prevented from furnishing the Tax Consultant’s Letter at that time, then the Company will refer to another tax consultant, in its discretion, for purposes of obtaining the Tax Consultant’s Letter, provided that the identity of such tax consultant will be acceptable to the Purchaser (on a basis that the Purchaser will not be entitled to object to the identity of the tax consultant except on reasonable grounds).

If the Tax Consultant’s Letter is not furnished up to the time of making of the Second Payment, for any reason, then the full Second Payment (except for the amount of the balance of the loans) will be deposited in trust with the Trustee, until the Tax Consultant’s Letter is furnished, on a basis that upon the furnishing of the letter, the Trustee shall transfer the amounts that have been deposited with it, less the amount of the anticipated tax (as defined above) to the Company, all in accordance with the provisions of the written instructions to the Trustee, Appendix 6.2.8 to this Agreement.

6.2.5.7
It is clarified that the making of the Second Payment in accordance with this Clause 6.2 shall be effected simultaneous with the making of the Second Payment pursuant to Clause 6.2 of the Municipality Lands Agreement and according to the conditions thereof.

6.2.5.8
It is hereby agreed that if a registration or procedural problem should arise in creating any of the encumbrances included in the encumbrance to the financing bank, then the parties will in good time discuss between themselves and together with the financing bank the necessity for reaching an appropriate arrangement that will be agreed upon by the parties and by the financing bank in a manner that allows for the effecting of the Second Payment.

6.2.6
A sum of NIS 22,752,000 together with indexation differences (as defined above) in respect thereof (hereinafter: “the Third Payment”) will be paid by the Housing Company directly to the Company on the date of receipt of “Form 4” with respect to the first commercial areas that will be constructed on the Company’s Lands and/or the Municipality Lands and/or the Additional Real Estate Rights (except if “Form 4” is received solely with respect to the commercial areas that will be located on the first floors of the residential buildings in the residential zone, if there are such) and against delivery of an irrevocable power of attorney as mentioned in Clause 9.2 below and the minutes referred to in Clause 9.2 below, delivery of the deeds of transfer of right of lease mentioned in Clause 9.1.4 below and return of a power of attorney for expungement of a caveat mentioned in Clause 9.6 below.  The Third Payment shall be made by way of a bank check.

6.2.7
It is agreed between the parties that if the Company presents to the Trustee demands for payment from the tax authorities, and the Company presents the Trustee with a certificate from the Company stating that against the making of the payment specified in the demands for payment the certificate referred to in Clause 9.1.1(a) below will be issued by the relevant tax authority, then the Trustee will be empowered, if the Company has so requested from it in writing with a copy to the Purchaser, to make payment out of the trust moneys of the payments that are the subject of the aforesaid demands for payment to the relevant authority, for purposes of obtaining the aforesaid certificate.  The parties hereby instruct the Trustee that after the elapse of the time specified in sub-clause 9.1.5 for the furnishing of the certificate mentioned in Clause 9.1.1(a) below, and on a written demand from the Purchaser, the Trustee will make use of the Trust Moneys for purposes of making the payments demanded for the furnishing of the certificate mentioned in Clause 9.1.1(a) below, including the furnishing of suitable bank guarantees.

6.2.8
In relation to any amount that may be deposited in trust with the Trustee in accordance with the provisions of this Clause 6, the Trustee shall act in accordance with the letter of instructions to the Trustee which is attached to this Agreement as Appendix 6.2.8, and deposit of such amount in trust with the Trustee, as aforesaid, shall be deemed to be performance of the Purchaser’s obligation to pay the aforesaid amount to the Company.

6.3
In addition to the Basic Consideration, the Company will be entitled to additional consideration from the Housing Company in relation to the residential areas that will be erected on Plot No. 1 and in relation to the areas of Plot No. 6, in the scope of the Purchaser’s Project, as described below (hereinafter: “the Additional Consideration”):

6.3.1	The terms mentioned in this Clause 6.3 and all the sub-clauses hereof will have the meaning ascribed to them in Clause 6.7.1 below.

6.3.2
If the average selling price per sq.m. should exceed NIS 15,517 (excluding V.A.T.) linked to the upside index as stated in Clause 6.3.4 below (hereinafter: “the Basic Price”), but be less than NIS 16,379 (excluding V.A.T.) linked to the upside index as stated in sub-clause 6.3.4 below (hereinafter: “the Intermediate Price”), the Housing Company will pay the Company an amount equivalent to the full difference between the Intermediate Price and the Basic Price where this is multiplied by the sale areas and the Company’s share in the Additional Consideration, plus V.A.T. as prescribed by law against receipt of a valid tax invoice.

For example–

In a case in which there has been no rise in the upside index, the average selling price per sq.m. will be NIS 16,000 (excluding V.A.T.) and the sale areas will stand at 50,000 sq.m., then the Additional Consideration to the Company will be:

50,000* 75.84%*(16000-15517) = NIS 18,315,360 plus V.A.T. according to law.

6.3.3
If the average selling price per sq.m. should exceed the Intermediate Price (hereinafter: “the High Price”), the Housing Company will pay the Company the following cumulative amounts, together with V.A.T. according to law and against receipt of a valid tax invoice:

6.3.3.1	The full difference between the Intermediate Price and the Basic Price where it is multiplied by the sale areas and by the Company’s share in the Additional Consideration.

6.3.3.2	50% of the difference between the High Price and the Intermediate Price where this is multiplied by the sale areas and by the Company’s share of the Additional Consideration.

For example –

In a case in which the upside index has not risen, the average selling price per sq.m. will be NIS 18,000 (excluding V.A.T.), the sale areas will stand at 50,000 sq.m., then the Additional Consideration will be the following cumulative amounts:

50,000* 75.84%*(16379-15517) = NIS 32,687,040 plus V.A.T. according to law.

50,000* 50%*75.84%*(18000-16379) = NIS 30,734,160 plus V.A.T. according to law.

And altogether the Additional Consideration to the Company will amount to a sum of NIS 63,421,200 plus V.A.T. according to law.

6.3.4
The Basic Price and the Intermediate Price (as will be updated in accordance with the provisions of sub-clause 6.3.5 below to the extent that same are updated) will be linked to the index or to the Building Inputs Index, according to the index to which the proceeds that will be received from buyers of apartments will be linked and as will be mentioned in the sale contract with the buyers of apartments (hereinafter: “the Upside Index”) and will bear indexation differences at the percentage rise of the Upside Index which is known at the time of doing the relevant accounting as against the Upside Index that was known at the date of signing of an agreement for the sale of the first apartment in the Purchaser’s Project between the Purchaser and a third party, while a decline in the Upside Index will not lead to a reduction of the Basic Price and the Intermediate Price, as the case may be.

6.3.5
If building construction has been approved to the Housing Company pursuant to which the average main area of an apartment will be less than 110 sq.m. but will not be less than 91.7 sq.m. and the Company was held liable in respect thereof for a betterment levy or payment of betterment and/or if a concession was approved to the Housing Company in regard to the adding of two additional floors in the buildings on Plot No. 1 from 12 to 14 floors and in respect thereof the Housing Company was held liable for a betterment levy or payment of betterment (hereinafter jointly: “the Specific Planning Changes”), then: (1) the amount of the betterment or the betterment levy that was paid by the Housing Company as was fixed according to law as a consequence of the approval of the specific planning changes only (whichever is the higher) or (2) an amount in a maximum sum of NIS 10,000,000 linked to the Upside Index (excluding V.A.T.) (hereinafter: “the Betterment Tax Ceiling”), whichever of (1) or (2) above is the lower (hereinafter: “the Determining Amount”), where same is divided by the sale areas, will be added both to the Basic Price and to the Intermediate Price.

For the removal of doubt it is clarified that the aforesaid amount of NIS 10 million is an upper limit, and that the Determining Amount as defined above (which will be divided by the sale areas where the result of the division thereof by the sale areas will be added to the Basic Price and to the Intermediate Price) will under no circumstances exceed the Betterment Levy Ceiling.

For example –

In a case in which the Determining Amount stands at NIS 7,000,000 and the sale areas (of all the apartments) stand at 50,000 sq.m., the following amount will be added both to the Basic Price and to the Intermediate Price:

7,000,000 / 50,000 = NIS 140.0

so that the Basic Price will stand at NIS 15,657 and the Intermediate Price will stand at NIS 16,519.

The Housing Company undertakes to notify the Company, immediately after receiving a demand from the local committee for payment of betterment or a betterment levy in connection with any of the specific planning changes.  After receipt of such notice and if the Company so wishes, the Housing Company will allow the Company to defend such demand for payment, including the exhausting of objection and appeal rights according to law, all at the times prescribed by law.  The Housing Company declares that it is aware that the Company’s position regarding a reduction of the average main area of the apartments as aforesaid does not constitute grounds for a betterment levy being charged, without this constituting a representation and/or promise on the part of the Company.  It is further clarified that nothing contained in the provisions of this sub-clause shall constitute a representation and/or any undertaking by the Company and/or the Municipality and/or anyone on their behalf in relation to the approval of the specific planning changes.

For the removal of doubt it is clarified that in every case in which the Determining Amount as defined in this sub-clause above is lower than (a) the amount of betterment or the betterment levy which was actually paid by the Housing Company or (b) the amount of the Betterment Levy Ceiling, including in a case in which the amount of the betterment or the betterment levy is reduced after the actual payment thereof (such as – as a consequence of objection and appeal proceedings), then the necessary adjustments and accounting will be made as between the parties as a consequence of such reduction.

6.3.6
In addition to the amounts mentioned in Clauses 6.3.2-6.3.3 (inclusive), the Housing Company shall pay the Company, as part of the Additional Consideration, an amount equivalent to one-half of the difference, if any, between the selling price (including V.A.T.) in respect of a sale or letting under leasehold or conferring of a right of use of any sort of a parking place in the Purchaser’s Project that will be paid by any buyer of an apartment or any third party (even if he is not a buyer of an apartment) in respect of a parking place in the Purchaser’s Project (excluding only a price that will be paid by any buyer of an apartment in respect of a first parking place for an apartment) and a sum of NIS 100,000 (including V.A.T.) for each parking place (for the avoidance of doubt it is clarified that this price is a consideration for all the direct and indirect costs connected with the construction of parking places as aforesaid, including and without derogating from the generality of the foregoing, the envelope of the parking places, sprinklers, fire extinguishing systems, planning and so forth, all until receipt of Form 4 in respect of the aforesaid parking places) (where same is linked to the Upside Index commencing from the date of a sale agreement in respect of the first apartment in the Purchaser’s Project between the Housing Company and a third party and up to the time of any actual payment), where this is multiplied by the Company’s share in the Additional Consideration.

6.4	The Additional Consideration will be calculated and paid at the following times:

6.4.1	Interim accounting

6.4.1.1
On the 5th of the first month of each calendar quarter, commencing from the date of signing of the first agreement for the sale of an apartment between the Housing Company and a buyer of an apartment, an interim accounting will be done in relation to the Additional Consideration in respect of the proceeds of the sales that have been received by the Purchaser in the preceding quarter (hereinafter: “the Interim Accounting”).  The Interim Accounting will be carried out with respect to each and every apartment the proceeds in respect of which were paid in the preceding quarter in a manner whereby the average selling price per sq.m. for each apartment will be determined on a basis of the total proceeds of the sales which were received in respect thereof in the preceding quarter (hereinafter: “Proceeds of the Quarter”) where same is divided by “the partial sale area”.

For purposes of this sub-clause “the partial sale area” means: the sale areas (as defined below) which are the subject of each apartment where same are multiplied by the ratio between the Proceeds of the Quarter for the apartment (without indexation differences in respect thereof) and the total proceeds specified for the apartment in the relevant sale contract.

The Company’s share in the Additional Consideration in accordance with the Interim Accounting for each quarter will be paid to the Company within 14 days from the date on which such accounting is conducted.

6.4.1.2
The Interim Accounting in each quarter will be carried out on a cumulative basis having regard to the proceeds, the sale areas which are the subject of those proceeds and having regard to the Additional Consideration in respect of the quarters which preceded it.  It is hereby agreed that only commencing from the date of payment of the full Basic Consideration, to the extent that it becomes apparent at the time of conducting any Interim Accounting that overpayments of the Additional Consideration, on a cumulative basis, have been paid to the Company, the Company will refund to the Housing Company the amounts that were overpaid to it as aforesaid, where such amounts are linked to the Upside Index commencing from the date of the last accounting and up to the date of the actual refund thereof, plus V.A.T. according to law, against receipt of a valid tax invoice.

6.4.2	Final accounting

Not later than 7 days from the date of first occupation of the last residential building, a final calculation will be made of the Additional Consideration in relation to all the apartments in the Purchaser’s Project (hereinafter: “the Final Accounting”).

In the scope of the Final Accounting, the Additional Consideration that is due to the Company will be calculated in relation to all the apartments in the Purchaser’s Project on a basis of all the sale areas and all the proceeds of sales (hereinafter: “the Final Additional Consideration”).

If the Final Additional Consideration should exceed the total amounts that are the subject of the Additional Consideration that has been paid to the Company up to such time, the balance will be paid to the Company, together with V.A.T. according to law, within 14 days from the date of calculation of the Final Accounting, where same is linked to the Upside Index from the date of the accounting and up to the date of actual payment thereof to the Company.  As against that, if the payments that have been paid by the Housing Company to the Company up to such time exceed the total Final Additional Consideration, the Company will refund to the Housing Company the amounts that were overpaid to it as aforesaid, where same are linked to the Upside Index from the date of the last Interim Accounting and up to the date of the refund thereof to the Housing Company, within 14 days from the date of calculation of the Final Accounting.

6.5
As security for payment to the Company of the Additional Consideration, the Housing Company shall deliver to the financing bank an irrevocable instruction in relation to the account in which the total proceeds that will be received from the buyers of apartments will be deposited (hereinafter: “the Proceeds Account”) pursuant to which the Housing Company will instruct the financing bank to act in accordance with the instructions of the arbiter as defined in sub-clause 6.7 below, in connection with the release of money from the Proceeds Account to the Company, in accordance with the results of the Interim Accountings that will be conducted between the parties as stated in sub-clause 6.4.1 above and that it should not allow the Housing Company to withdraw/transfer any money from the Proceeds Account (including a transfer of money from the Proceeds Account to the Housing Company’s expenses account), unless at the time of any such withdrawal/transfer an early interim accounting is done, and in accordance with the results thereof money will simultaneously be transferred to the Company out of the Proceeds Account in accordance with the instructions of the aforesaid arbiter.  In the event that the financing bank refuses to act in accordance with such irrevocable instructions, other collateral will be decided upon by the parties to secure payments of the Additional Consideration, to the satisfaction of the Company.  The Housing Company undertakes that the Mall Company will not be a partner and/or a holder of rights and/or a beneficiary in the Proceeds Account, that the Proceeds Account will be specifically earmarked solely for proceeds that will be received from the buyers of the apartments, that all the proceeds that will be received from buyers of apartments will be deposited solely in the Proceeds Account, and it undertakes to include an appropriate provision in the sale agreements with the buyers of the apartments.  The Housing Company further undertakes that the Proceeds Account will be encumbered only to the financing bank (subject to the Company’s rights to receive proceeds in accordance with this sub-clause 6.5 and the rights of the Municipality to receive proceeds in accordance with Clause 6.5 of the Municipality Lands Agreement), and that no rights of whatsoever nature therein will be granted to any third party.

6.6
Once each month, not later than the 15th of the succeeding calendar month, the Housing Company shall deliver to the Company a detailed report of the sales that were made by the Housing Company in the preceding month and of the proceeds of sales that are the subject of the aforesaid sales.  The Company will be entitled to examine the report itself and/or through an accountant on its behalf, and the Housing Company undertakes to furnish the Company and/or the aforesaid accountant with all information and/or any document that may be demanded for purposes of the aforesaid examination.

6.7
Differences of opinion between the parties in connection with the calculation of the Additional Consideration will be brought for the decision of Gad Somekh, C.P.A., or if he is prevented from serving as arbiter, another partner in his office, following a request from one of the parties to him (hereinafter in this sub-clause: “the Arbiter”).  The Arbiter will be entitled for purposes of making a calculation of the areas to be assisted by a real estate appraiser and/or surveyor.  The Arbiter will act as an expert and not as an arbitrator, and his decision shall be final and binding on the parties.

6.7.1	For purposes of this Clause 6, the following terms and expressions will have the meanings set opposite them:

6.7.1.1
“Sale areas” – the effective total of the areas of the apartments (which will be measured in relation to each and every apartment according to the definition of the term effective area of an apartment, as elucidated below), plus the following areas (which will also be measured in relation to each apartment separately in accordance with the provisions set forth in Clause 6.7.1.3 below): 33% of the areas of enclosed or open porches that are linked to the apartments, 20% of the areas of the storerooms that are linked to the apartments, 20% of the areas of one parking place which is linked to the apartment (as distinct from additional parking places in excess of one parking place per apartment), 5% of the areas of the gardens that are linked to the apartments, and together with the pro rata share of the apartment in the landing of its floor.  Under all circumstances it is hereby clarified that for purposes of calculating “the sale areas”, areas will be counted once only.

6.7.1.2	“Effective area of apartment” –

The area contained in the polygon created by the lines that pass over the outer side of the external walls of the apartment.

For these purposes –

(1)
“External wall” – a wall which separates between the apartment and what is outside of it, including between the apartment and a sun porch, between it and a common area on the floor or between it and another apartment or plan;

Where the external wall separates between the apartment and another apartment, the line of the aforesaid polygon will pass through the center of the external wall;

(2)	“The outer sides of an external wall” – the sides of the wall without finishing; in a case of a wall with stone cladding, the sides of the wall will include the cladding.

(3)
In a multi-level apartment the area will be calculated and particularized with respect to each level in the apartment; the area of the apartment will be the total areas of all the levels in the apartment.

The area of each set of stairs in an apartment will be calculated once only according to the horizontal projection of all the sloping and horizontal surfaces; the area will be added to the level which ascends from the flight of stairs.

(4)
In calculating the area only the areas the height of which conforms with what is required under the Planning and Building Regulations (Application for Permit, Conditions thereof and Fees), 5730-1970 (hereinafter: “the Planning and Building Regulations (Application for Permit)) will be included.

6.7.1.3	The areas of the porches, storerooms, parking places and the gardens will be measured and calculated in accordance with the following provisions:

6.7.1.3.1
Areas of enclosed or open porches that are linked to apartments – the floor area that falls within the polygon created by the lines that pass through the outer sides of the external walls or the constructed railings of the porches and through the outer sides of the walls of the apartments that border on the porch.

6.7.1.3.2
Areas of storerooms linked to apartments – the floor area that falls between the walls of the storeroom plus the area of the wall; where the storeroom wall separates between it and part of another storeroom/area, only the area below one-half of the width of the wall will be included; where the storeroom wall borders on a common area, the area of the wall will be included in its entirety.

6.7.1.3.3	Areas of parking places – (area of one parking place which is linked to an apartment) – the floor area of the parking place without walls and/or thoroughfares.

6.7.1.3.4	Areas of gardens that are linked to apartments – the garden area includes the area of the walls which support the perimeter thereof.

6.7.1.3.5
“Floor landing” – the area that falls within the lines that pass between the outer walls of the floor landing (excluding shafts and voids), including one-half only of the area of the stairwells that are located between the relevant floor and the floor below it, which will be calculated according to the horizontal projection of the sloping and horizontal surfaces.

6.7.1.4
“Sale proceeds” – all the amounts (excluding V.A.T.) that will actually be received from the buyers of the apartments and/or in connection with the sale of the apartments to the buyers of the apartments, including by virtue of sale agreements and addenda to such agreements (including consideration in respect of one parking place per apartment, porches, roofs, storerooms, gardens, basements and so forth), and any additional consideration that may be received from buyers of the apartments including, and without derogating from the generality of the foregoing, penalty interest and indexation differences that will be received from buyers of the apartments in respect of arrears and agreed damages in respect of a cancellation of agreements / contractual arrangements, together with indexation differences to the Upside Index at the percentage rise in the known Upside Index at the time the relevant accounting is done, as against the Upside Index which was known at the time each payment was actually made by the buyers of the apartments, where a fall in the Upside Index will not lead to a reduction in the amount of the sale proceeds.

It is clarified that in calculating the sale proceeds, the following payments will not be taken into account:

6.7.1.4.1
Any payment for alterations and additions in excess of the specification for the apartments, as defined in Clause 6.10.1 below, in the event that same are paid directly to the executing contractor, and which are not due to the Housing Company, directly or indirectly.

6.7.1.4.2
That portion of the payment in respect of legal expenses and attorneys’ fees which will be collected from the buyers of apartments (hereinafter: “the Legal Expenses”) and which will be paid by the Housing Company to the attorneys who represent it in the sale agreements with the buyers of apartments.  The balance of the Legal Expenses (which is not transferred by the Housing Company to the aforesaid attorneys) will be included as part of the sale proceeds.

6.7.1.4.3
Payment of buyers of apartments for water, electricity and gas meters and other accessories such as that which will be purchased for them by the Housing Company, on a basis that the full payment by the buyers of apartments will be transferred onwards to the aforesaid suppliers of the accessories.

6.7.1.4.4
Payments by buyers in respect of refund of fees, costs of preparation of drawings and payment to the Municipality in respect of the signing of the condominium registration documents referred to in sub-clause 9.9.1 below, provided that the total amount per apartment in respect of the components mentioned in this sub-clause shall not exceed NIS 5,000 (excluding V.A.T.), where same is linked to the Upside Index commencing from the date of signing of this Agreement and up to the date of the relevant accounting.

6.7.1.4.5
Payments of management fees will be paid directly by the buyers of apartments to the management company (and which are not payable, in whole or in part, to the Housing Company, directly or indirectly).

6.7.1.5	“Average selling price per sq.m.” – the total sale proceeds where same are divided by the total sale areas.

6.7.1.6	“The Company’s share in the Additional Consideration” – 75.84%.

6.8	Value Added Tax payments

Each payment imposed on any of the parties according to this Agreement shall be paid together with V.A.T. according to law, against receipt of a valid tax invoice and against furnishing of a certificate in regard to deduction of tax at source.  In the case of amounts which have been specifically stated in this Agreement as including V.A.T., no V.A.T. shall be added in respect thereof.

It is agreed that the V.A.T. payments in respect of each and every payment of the Consideration (both with respect to the Basic Consideration and also in relation to the Additional Consideration) shall be paid by a post-dated check the due date for payment of which is 3 business days before the date on which the recipient party is obliged to transfer the V.A.T. to the tax authorities in respect of the payment.  Notwithstanding the foregoing it is agreed as follows: (1) payment of V.A.T. in respect of the First Payment will be paid in accordance with the provisions of sub-clause 6.2.1 above (2) payment of V.A.T. in respect of the Second Payment and the Third Payment shall be made by a bank check at the same time at which the Second Payment is paid.

For the removal of doubt it is clarified that the time of payment of the V.A.T. in respect of payments of the Consideration as specified in this Agreement is the time specified in this sub-clause 6.8.

If an approval is received from the V.A.T. authorities in accordance with Section 20 of the Value Added Tax Law, 5736-1975, the parties undertake (without derogating from any of their rights according to law) to act in accordance with the aforesaid approval with respect to each payment that will be paid as from the date of receipt of the approval.  If the signature of the Company on forms / documents is required for purposes of obtaining such approval, the Company will sign such forms / documents subject to the condition that the forms / documents shall not impose any financial obligations on the Company.

6.9	Plot No. 6

6.9.1
It is agreed between the parties that if any of the built areas on Plot No. 6 should be zoned or designated for use which is not residential, then the Additional Consideration to which the Company will be entitled in respect of the proceeds of any transactions (including sale and/or lease and/or operation and so forth) that may be made in relation to Plot No. 6 will be according to a mechanism that will be agreed between the parties.

6.9.2
The Housing Company shall notify the Company and the Municipality shortly after the date on which a decision is taken in connection therewith as to the intended zoning for Plot No. 6 and in accordance therewith the Company, the Municipality and the Housing Company will discuss the laying down of the agreed mechanism for determining the Additional Consideration in Plot No. 6.

6.9.3
It is hereby expressly agreed, that notwithstanding anything else contained in this Agreement, as long as no mechanism has been agreed in writing between the Company, the Municipality and the Housing Company for the Additional Consideration in respect of Plot No. 6, the Housing Company will not be entitled to enter into sale and/or lease transactions and/or contractual arrangements and/or other transactions of whatsoever nature in connection with Plot No. 6, whether with respect to the land or with respect to the built areas.

6.9.4
For the avoidance of doubt it is hereby clarified that if the actual use that will be planned or will be made of Plot No. 6 is for residential purposes, then the Additional Consideration to which the Company will be entitled in relation to the proceeds from Plot No. 6 will be as stipulated in Clauses 6.3-6.6 above.

6.10	Provisions regarding the standard of building and technical specifications which will be attached to the sale agreements with buyers of apartments

6.10.1
The building construction in the residential purposes section and the apartments therein shall be built at a standard which shall not be inferior to the standard described in the main features of the specification, the simulations and in the photographs that are attached to this Agreement as Appendix 6.10.1, whichever is the higher (hereinafter: “the Basic Specification”).

6.10.2	The apartments shall be sold to the buyers of apartments according to a technical specification that shall not be inferior to the Basic Specification (hereinafter: “the Apartments Specification”).

6.10.3
Alterations and additions in relation to the Apartments Specification shall be requisitioned directly by the buyers of apartments from the executing contractor.  Any payment for alterations and additions as aforesaid shall belong to the executing contractor and will not be included in the sale proceeds.  If and to the extent that the Housing Company should receive any payments that are connected with the aforesaid alterations and/or additions, directly or indirectly, then those payments will be added to the sale proceeds.

The Housing Company undertakes that if a credit should be due in respect of cancellation of works that are included in the Apartments Specification, it will be obtained from the executing contractor.

6.11	Anticipation of payments

It is hereby agreed that the Purchaser will have the right to anticipate any of the payments of the Consideration, including the Additional Consideration, with it hereby being agreed as follows: (1) in relation to the bringing forward of any of the payments of the Basic Consideration, such anticipated payment shall be made at a discount rate of 4% per annum; (2) with regard to the bringing forward of any of the payments of the Additional Consideration, such anticipated payment shall be made by way of conducting an interim accounting at the dates earlier than the dates specified in Clause 6 above for the conduct thereof, without such anticipated payment causing any reduction in the extent of the payments of such Additional Consideration that have been brought forward; (3) every anticipated payment shall be made both vis-à-vis the Company and also vis-à-vis the Municipality, all subject to the giving of written notice to the Company and to the Municipality at least 7 business days in advance.

7.	Development of open public areas and maintenance thereof

7.1
Without derogating from the contents of sub-clause 1.7 above, and in addition thereto, the Housing Company undertakes to develop and erect open public areas (which are marked in green on the Leasehold Drawings and which – as stated in Clause 1.6(a) above – are not part of the Property Sold and will remain in the sole ownership and possession of the Municipality) (hereinbefore and hereinafter: “the Open Public Areas”), and shall do so on its account and at its sole expense, in accordance with the provisions of Paragraph 9.6 of Plan TA/3001.  The Housing Company further undertakes that the current maintenance of the Open Public Areas will be performed through a management company on its behalf or on behalf of the residents of the buildings that will be erected by the Purchaser or on behalf of the representative committee of the condominiums (hereinafter: “the Management Company”), with such maintenance being at its expense or at the expense of the Management Company, at an appropriate standard and according to the customary standard for open public areas of this sort.  It is agreed that any transaction or transactions that may be made from time to time, if made, in the Remainder of the Project Lands shall include provisions that shall bind the buyer/s of the Remainder of the Project Lands or any part thereof, to bear their pro rata share of the cost and maintenance of the Open Public Areas, which shall be the same ratio as the ratio between the building rights (main areas) of each owner of rights who has acquired rights from the Municipality and the Company as against all the building rights (main areas) in the Project Lands.

It is further agreed that the Company will not be liable (as distinct from the buyers of rights from the Company in the Remainder of the Project Lands who will be liable) for payment of any sort to the Purchaser and/or to the Management Company and/or to the buyers of apartments and/or to the representative committee of the condominiums and/or to any other body in respect of the management and maintenance of the Open Public Areas, including payment of management fees, maintenance fees, operational charges and any other payment.  The Purchaser undertakes that it will include such a provision in the sale contract between it and third parties (including the sale agreements with buyers of apartments).

In a case in which maintenance of the Open Public Areas is not performed in the manner described above, the Municipality will be entitled (but not obliged), after the giving of 45 days prior written warning and an opportunity to rectify the breach, to perform the maintenance of the Open Public Areas itself and to charge the Housing Company or the Management Company or the house committee or the representative committee of the condominiums (and if such representative committee has not been established, then the residents) at the tariffs prevailing for the time being in accordance with the actual results of the Municipality’s tenders for the maintenance of open public areas of a similar type to the aforesaid Open Public Areas.  It is clarified that nothing in the provisions of this sub-clause 7.1 shall derogate from the provisions of sub-clause 9.9.1 below.

7.2
It is clarified that where the Housing Company has established the Management Company, as defined above, and has held the buyers of apartments (alone or together with the occupants of the commercial areas) liable to bear their pro rata share of the cost of maintenance of the Open Public Areas as aforesaid, the Housing Company will no longer be liable to the Municipality in connection with the maintenance of the Open Public Areas.  Without derogating from the contents of Clause 16 below, it is agreed that the Housing Company will be entitled to transfer its obligations for erecting the Open Public Areas and for establishing a management committee for purposes of maintenance of the Open Public Areas to a transferee who acquires rights from the Housing Company in the residential section, to the extent that such transfer of rights has been approved in accordance with the provisions of Clause 16 below.  Where the Housing Company has transferred its obligations in the manner stated above in this sub-clause 7.2, the provisions of sub-clause 7.1 above shall apply to the transferee.

7.3
If the Housing Company has requested to effect a transfer of its obligations in connection with the Open Public Areas which is not in accordance with the provisions of sub-clause 7.2 above, then such transfer shall require the prior written consent of the Municipality, which shall not unreasonably withhold such consent.  It is clarified that the only factor the Municipality shall be entitled to consider for purposes of giving consent as aforesaid and the conditions thereof is the guaranteeing of construction and maintenance of the Open Public Areas and the setting up of a management company as described above.

7.4
It is agreed that the provisions of sub-clauses 7.2-7.3 above shall also apply in relation to any transferee who may acquire any rights in the Project Lands from the Purchaser and/or from the Purchaser’s transferees.

7.5	Nothing contained in sub-clauses 7.2-7.4 above shall derogate from the provisions of Plan TA/3001.

7.6	Open private area

Without derogating from the Purchaser’s obligations as set forth in sub-clause 1.7 above, and in addition thereto the Purchaser undertakes, in relation to the Company’s Lands and to the Municipality Lands, to comply with the provisions of Plan TA/3001 in relation to the open private areas as described in sub-paragraph 9.6 of Plan TA/3001 and as shall actually be built in accordance with the Amended Architectural Design Plan referred to in sub-clause 4.19 above, with it being agreed that in the scope of the examination by the Administration of the Amended Architectural Design Plan the division of the open private areas as between the Company’s Lands and the Municipality Lands and the Remainder of the Project Lands shall, inter alia, be examined.  The Purchaser further undertakes to bear the expenses for maintaining the open private areas that will be erected by it in the Purchaser’s Project.

It is clarified that in a case in which the Purchaser has established the Management Company, as defined above, and has charged the buyers of apartments (alone or together with the occupiers of the commercial areas) to bear the costs of maintenance of the open private areas that will be constructed by it in the Purchaser’s Project, the Purchaser will no longer be liable to the Company in connection with the maintenance of the open private areas.

8.	Traffic solution – Paragraph 14.7 of Plan TA/3001

It is agreed that in the scope of performing the accounting between the Municipality and the Company, implementing of the traffic solution for purposes of Paragraph 14.7 of Plan TA/3001 has been guaranteed by the Company, in its own name and on behalf of the Purchaser and/or any future applicant for a permit.  The Municipality has undertaken (and this has also found expression in the Municipality Lands Agreement, as defined above) that in a case in which the Local Committee does not order the performing of an accounting as aforesaid which ensures performance that complies with the conditions of Paragraph 14.7 of Plan TA/3001, the Municipality will take steps, which will not be on the Purchaser’s account and not on the account of a future applicant for a permit, to comply with the conditions that are demanded by the Local Committee for purposes of fulfilling the contents of sub-paragraph 14.7 of Plan TA/3001, all in a manner that does not delay the issue of the building permit.

The Purchaser and/or any future applicant for a permit shall support a reasonable traffic solution that will be proposed by the Municipality and/or the Local Committee, will not object to such solution and will not have any allegation and/or demand and/or claim, including for compensation, against the Municipality and/or against the Local Committee, in connection with such solution.

9.	Registration of leasehold, easement and tax certificates:

9.1	The Company undertakes to furnish the Purchaser with the approvals and certificates described below, at the times specified in sub-clause 9.1.5 below:

9.1.1
(a) Land Appreciation Tax and Sales Tax certificates (if any), from the Land Taxation authorities for purposes of the registration in the name of the Purchaser in the Land Registry of the leasehold rights in the Company’s Lands, and (b) copies of Land Acquisition Tax certificates, Land Appreciation Tax and Sales Tax certificates from the Land Taxation authorities for purposes of the registration of the leasehold rights in the Company’s Lands in the name of the Company, in the text of the certificates attached to this Agreement as Appendix 9.1.5.

9.1.2
A certificate from the Property Tax authorities, to the extent that same applies, in regard to the Company owing no debt for Property Tax, for purposes of the registration, in the Land Registry, in the name of the Purchaser, of the leasehold rights in the Company’s Lands.

9.1.3
A certificate from the Municipality and the Local Committee (in respect of the period up to the date of delivery of the right of use) for purposes of the registration in the name of the Purchaser, in the Land Registry, of the leasehold rights in the Company’s Lands.  It is clarified and agreed that the amount of the betterment levy as stated in the agreed betterment levy assessment as defined in sub-clause 1.9 above, solely in respect of the Company’s Lands, will be paid and defrayed by the Company to the Municipality within 30 days from the date of delivery of the right of use in accordance with the provisions of Clause 10 below.  The certificate shall be delivered to the Purchaser at the latest within 12 months from the date of signing of this Agreement or within 30 days from the date on which approval of the Local Committee for the issue of the first Building Permit (as defined in sub-clause 6.2.4 above) on conditions is exhibited to the Company, whichever is the later.

It is clarified and agreed that upon the first delivery of the certificate mentioned in this sub-clause 9.1.3, the Company will have fulfilled all its obligations in connection with the furnishing of the aforesaid certificate.  In a case in which an extension or update of such certificate is required after it has already been produced, and/or in a case in which for purposes of obtaining such certificate at a deferred date, the making of payments to the authorities mentioned in this sub-clause is required, the responsibility shall be imposed on the Purchaser and at its expense.

It is further agreed that if for purposes of furnishing the certificates mentioned in this sub-clause, the making of a payment is required where the obligation for payment thereof is imposed on the Purchaser, in accordance with the provisions of Clause 11 below, the Purchaser undertakes to pay such amount immediately so as to facilitate the issue of the certificate.  In a case in which the Purchaser does not pay the payment which is under its responsibility as aforesaid, then, subject to the effecting of the payments that are imposed on the Company pursuant to Clause 11 below (to the Purchaser or to the relevant authorities, at the election of the Company), the Company will be exempt from furnishing the aforesaid certificate.

9.1.4
Deeds of transfer of a right of lease, duly signed and authenticated by the Company for purposes of registration in the name of the Purchaser, in the Land Registry, of the leasehold rights in the Company’s Lands.

9.1.5
Land Appreciation Tax and Sales Tax certificates, if any, in connection with the transaction that is the subject of this Agreement, shall be delivered to the Purchaser within 12 months from the date of actual payment of the full Basic Consideration.  Copies of Land Acquisition Tax, Land Appreciation Tax and Sales Tax certificates from the Land Taxation authorities for purposes of registration of the leasehold rights in the Company’s Lands in the name of the Company, in the text attached to this Agreement as Appendix 9.1.5, are being delivered to the Purchaser at the time of signing of this Agreement.  A Property Tax certificate referred to in sub-clause 9.1.2 will be furnished to the Purchaser up to the date of making of the Second Payment.  The deeds mentioned in Clause 9.1.4 and the Company’s minutes referred to in sub-clause 9.2 will be delivered to the Purchaser against payment of the full Basic Consideration to the Company as stated in Clause 6 above.

9.2
On the date of payment of the full Basic Consideration, the Company will deliver to the Purchaser an irrevocable power of attorney in the text attached to this Agreement as Appendix 9.2, empowering the appointed attorney to register a transfer of the leasehold rights in the Company’s Lands in the name of the Purchaser in the Land Registry.  On the aforesaid date the Company will also furnish the Purchaser with the Company’s minutes confirming and approving the Company’s entering into this Agreement and the giving of the power of attorney as mentioned above in this sub-clause 9.2.  The aforesaid appointed attorney shall not make use of the power of attorney except only in accordance with the provisions of this Agreement.  The power of attorney will be signed at the time of signing of this Agreement and shall be lodged with the Trustee in accordance with the letter of instructions to the Trustee which is attached hereto as Appendix 6.2.8.

9.3
Registration of the leasehold rights in the Company’s Lands in the name of the Purchaser shall be effected only in accordance with the deeds of transfer of the right of lease that will be delivered to the Purchaser by the Company in accordance with the provisions of Clause 9.1.4 above, and the Purchaser and/or anyone on its behalf through their appointed attorneys, will be entitled to make use of the power of attorney for purposes of executing registration of such leasehold only in accordance with what is stated in such deeds of transfer of the right of lease.  The Company undertakes to sign all the additional documents that are normally required (in addition to the aforesaid deeds of transfer of the right of lease) for purposes of registration of the leasehold in the name of the Purchaser, provided that this does not have the effect of imposing any obligations and/or expenses on the Company which go beyond its express obligations under this Agreement.

9.4
Upon registration of the parcellation as referred to in sub-clause 9.8 below, registration of the rights of leasehold in the Company’s Lands in the name of the Company and the furnishing of the certificates mentioned in sub-clauses 9.1.1-9.1.3 above, the deeds of transfer of the right of lease referred to in Clause 9.1.4 above and the power of attorney and the minutes mentioned in sub-clause 9.2 above, the Company will be deemed to have fulfilled its full obligations in connection with registration of transfer of the leasehold rights in the Company’s Lands in the name of the Purchaser.  It is clarified that all the expenses in respect of registration of the rights in the name of the Purchaser shall be borne and paid by the Purchaser.

9.5
The Purchaser hereby undertakes to perform registration of the leasehold rights in the Company’s Lands in its name, in the Land Registry, at the earliest possible time that it can do so subject to the provisions of this Agreement, and included in this the Purchaser undertakes to prepare the registration file and the documents required for purposes of executing the registration and to procure all the certificates and approvals that it is responsible for obtaining for purposes of executing the registration, and to prepare the Transfer Documents (deeds, applications and similar other documents) and subject to the contents of sub-clause 9.3 above, until registration of the aforesaid rights has been effected in the name of the Purchaser in the Land Registry.  The Purchaser undertakes that it will send the aforesaid registration documents for the Company’s perusal prior to actual execution of registration, at least 7 days before lodging of the registration documents with the Land Registry.

It is agreed that at the time of signing of this Agreement the text of a document of special conditions for the leasehold (Appendix 1.6 to this Agreement) is being signed by the parties for purposes of it being attached as an appendix to this Agreement, on a basis that after full payment of the Basic Consideration to the Company and the Municipality, the Municipality and the Purchaser will sign the Special Conditions Document in relation to the Company’s Lands, as stated in sub-clause 9.2 of the Municipality Lands Agreement.

The Purchaser undertakes to act in a such a manner that registration of the leasehold rights in the Company’s Lands in its name as stated in this sub-clause 9.5 will be completed within a period of three (3) years from the date on which the approvals and certificates mentioned in sub-clauses 9.1.1-9.1.4 above have been received by the Purchaser, provided that up to such time the parcellation has been registered and the leasehold rights in the Company’s Lands have been registered in the Company’s name, or after the elapse of 6 months from the date of registration of the leasehold rights in the Company’s Lands in the name of the Company, whichever is the later.  It is agreed that if registration of the rights is not completed within three years as aforesaid for reasons which are not dependent on the Purchaser, then the period for completing registration of such rights will be extended by an additional six months.

9.6
It is hereby clarified that until the time of transfer of the First Payment Moneys from the Trustee to the Company, the Purchaser undertakes not to register and/or to cause registration of a caveat in its favor over the Company’s Lands or part thereof and/or over the Existing Leasehold.  Without derogating from the Purchaser’s undertaking as set forth above in this sub-clause, at the time the Purchaser signs this Agreement the Purchaser will sign an irrevocable power of attorney in the text attached to this Agreement as Appendix 9.6, empowering the attorneys mentioned therein to expunge any caveat that may be registered, if registered, in favor of the Purchaser or anyone on its behalf over the Company’s Lands and/or over the Existing Leasehold or part thereof.  The appointed attorneys will be entitled to use the power of attorney and to expunge any such caveat in each of the cases mentioned below after having given the Purchaser prior written notice of 14 business days: (1) in every case in which such caveat is registered in the name of the Purchaser or anyone on its behalf contrary to the provisions of this sub-clause 9.6; and (2) in any event in which this Agreement is lawfully cancelled for any reason, including, and without derogating from the generality of the foregoing, in the case of non-payments of the Consideration, or any part thereof (subject to the provisions of sub-clause 18.8 below) by the Purchaser to the Company at the times specified in Clause 6 above.  For the removal of doubt and without derogating from any of the Company’s rights according to any law and agreement, the Purchaser declares and confirms that cancellation of the Agreement in the circumstances described in sub-clauses 5.2.4.3.1 and 5.2.4.3.4 above will be deemed to be lawful cancellation of this Agreement.  The aforesaid power of attorney will be returned to the Purchaser in accordance with the provisions of Clause 6 above.  For the avoidance of doubt it is clarified that registration of a caveat in favor of the Purchaser as described in this sub-clause 9.6 shall not have the effect of preventing and/or limiting the Company and the Municipality from registering caveats in connection with the Remainder of the Project Lands.  In addition, the Purchaser shall, at the time of signing of this Agreement, deliver a power of attorney to the Company to perform all the registrations required in connection with the Project Lands, including, and without derogating from the generality of the foregoing, registration of the parcellation, registration of easements, registration of the Company’s rights in the Company’s Lands, registration of caveats and/or encumbrances and/or rights in the Remainder of the Project Lands, specific attribution of the caveat/s that will be registered in favor of the Purchaser over the Company’s Lands and similar other registrations, in the text attached to this Agreement as Appendix 9.6A.  The Company will be entitled to endorse this power of attorney to the buyers of rights in the Remainder of the Project Lands and/or to their appointed attorneys.  The Company undertakes to obtain a power of attorney for special attribution of caveats from the buyers of rights in the Remainder of the Project Lands in relation to caveats that will be registered in their favor over the Remainder of the Project Lands.

It is agreed that before any action being performed on the strength of the power of attorney Appendix 9.6A in relation to the Company’s Lands and/or the Municipality Lands and/or to the Additional Real Estate Rights, except actions for registration of parcellation, registration of leasehold rights in the name of the Company and special attribution of the caveats, prior written notice of 14 days will be given to the Purchaser by the appointed attorney before the such action is performed.

9.7
The Purchaser undertakes that on its account and at its expense it will effect registration of the easements in relation to the Company’s Lands, and by way of registering an easement to guarantee right of way for vehicles and right of way for pedestrians from Plot No. 1 to Plot No. 8, all as described in the provisions of Plan TA/3001.

9.8
The Purchaser is aware that a map for purposes of registration and a diagram for sub-division of the Land into a plot and/or plots within the confines of the Project Lands in accordance with Plan TA/3001 have been approved (hereinafter: “the Parcellation”).  The Company undertakes to complete registration of the Parcellation of the Company’s Lands together with the Municipality Lands in accordance with the plan that has been approved as aforesaid, together with the amendments thereto, or according to a new parcellation, and to register the Parcellation of Parcel 92, within a period of 36 months from the date of signing of this Agreement.  It is agreed that in a case in which registration of the Parcellation is not completed within the aforesaid period of time for reasons which are not dependent on the Company, the period for completing registration of the Parcellation as aforesaid will be extended by an additional six (6) months.  Before or after registration of the Parcellation, the Company will register the leasehold rights in the Company’s Lands in its name.

9.9	Registration of condominium

9.9.1
The Purchaser undertakes that on its account and at its expense it will register the buildings that will be erected by it on the Company’s Lands and the Municipality Lands as a condominium including registration of house regulations, easements, rights of way, linkages and registration of leasehold rights.  If it is not possible to register the condominium as a separate unit and the Purchaser is obliged to register it as a complex condominium within the meaning thereof under the Land Law, 5729-1969, the Purchaser will act in accordance with the directives of the Land Registry.  All the documents pertaining to registration of the building and/or the buildings as a condominium as aforesaid, including a drawing, cooperative house registration order and house regulations will be presented for the prior written approval of the Municipality before same are lodged with the Land Registry or any other entity.  The Purchaser undertakes that as a precondition to the Municipality signing the condominium documents the Purchaser will pay the Municipality a sum of NIS 2,000 multiplied by the number of apartments that will be constructed on the Company’s Lands, where this amount is linked to the Consumer Price Index commencing from the date of signing of this Agreement and up to the date of actual payment, and in addition the Purchaser undertakes to comply with other customary conditions as prevailing for the time being, provided that they do not involve any additional monetary obligation.

It is clarified that in relation to payment of handling fees in respect of registration of a condominium, the provisions of this sub-clause take precedence over the provisions of Paragraph 11(c) of Appendix 1.6.
The Purchaser undertakes to include in the house regulations of the condominium a provision regarding the obligation of the residents to establish a management company and for maintenance of the Open Public Areas as described in Clause 7.1 above.

9.9.2
Without derogating from the contents of sub-clause 9.9.1 above, the Purchaser in the name of the Municipality, undertakes to register, the lands, of the Suburban Public Institutions as defined in sub-clause 1.6(a) above, including the outside areas that are linked thereto, on its account and at its expense and without consideration from the Municipality, as a separate unit or as separate units in the framework of registering a condominium.  The Purchaser undertakes to include in the house regulations of the condominium a provision in connection with the management of the condominium, in accordance with sub-clause 7.1.1.2 of the Municipality Lands Agreement.

9.9.3
The Purchaser undertakes that registration of a condominium will be completed at the earliest possible time it is able to do so and not later than twenty-four (24) months from the date of receipt of a Certificate of Completion for the last building that will be constructed on the Project Lands, or within 24 months from the date of registration of the appropriate Parcellation, whichever is the later.

9.9.4
The Purchaser undertakes that within the scope of transfer of rights in the Project Lands, from the Purchaser to third parties (including buyers of residential units), the Purchaser will arrange with the relevant transferee or transferees the manner of performing registration of the Project Lands in the Land Registry, including registration of house regulations for the condominium in accordance with the foregoing, including by way of an undertaking by each transferee to perform the necessary actions and to cooperate with all the relevant entities for purposes of registering the areas that have been transferred to him in the Land Registry, and including by way of receiving suitable powers of attorney from such transferees, in order to facilitate registration of the condominium on the Project Lands, at the times specified in this Agreement.

9.9.5
It is agreed that the provisions of sub-clause 9.9.4 above will also apply in relation to any transferee who may acquire any rights in the Project Lands from the Purchaser and/or from the Purchaser’s transferees.

9.10
In the event that the Purchaser does not perform the registrations described in Clauses 9.5, 9.7 and 9.9 above, at the time specified in those clauses, notwithstanding a demand from the Municipality to perform same, the Municipality shall be entitled, but not obliged, to perform the aforesaid acts of registration on the Purchaser’s account, after thirty (30) days from the date of the demand.

The Purchaser undertakes to pay the Municipality, within ten (10) days from the date of the Municipality’s demand, all the Municipality’s expenses in respect of the registration, in accordance with an account that will be presented to it.  Expenses which are not paid on due date in accordance with the demand shall bear indexation differences and interest from the date of the demand and up to the date of actual payment.  In addition, in such case the Purchaser undertakes to furnish the Municipality with all the certificates and approvals that are required for purposes of performing the aforesaid registrations.  For purposes of securing implementation of the matters mentioned in Clauses 9.5, 9.7 and 9.9 above, the Purchaser will grant the Municipality a power of attorney in the text attached to this Agreement as Appendix 9.10.  The Municipality will be entitled to make use of this power of attorney, for performing the registrations itself, after having given the Purchaser written notice of thirty (30) days.

9.11
Notwithstanding the contents of this Clause 9 above, it is clarified that in a case in which it is not possible to register a condominium on the Company’s Lands together with the Municipality Lands, separately from the Remainder of the Project Lands, the Purchaser will act in cooperation with the owners of rights in the Remainder of the Project Lands as apply at such time, for purposes of registering a complex condominium over all the Project Lands, within the timetable specified in sub-clause 9.9.3 above.  The cost of performing such registration shall be borne by the Purchaser and by the owners of rights in the Remainder of the Project Lands according to their pro rata share of the Project – that is to say according to the ratio between the building rights (main areas) owned by all owners of rights who acquired rights from the Municipality and the Company and the total building rights (main areas) in that portion of the Project Lands which will be included in the registration of the condominium.

10.	Approval of the Minister of the Interior, right of use and delivery of possession

10.1	Cancelled.

10.2
The validity of this Agreement is contingent upon and subject to receiving the approval of the Minister of the Interior as stated in Clause 12 of the Municipality Lands Agreement.  In a case in which the condition precedent set forth in Clause 12 of the Municipality Lands Agreement is not fulfilled (hereinbefore and hereinafter: “the Condition Precedent to the Municipality Agreement”) within 60 days from the date of signing of this Agreement (hereinafter: “the Effective Date”), this Agreement will be null and void ab initio, the Trustee shall return the First Payment to the Purchaser together with the fruits thereof and less the costs of opening the Trust Account, the costs of the closing thereof and of performing operations therein and none of the parties will have any claim and/or demand and/or allegation against another in this regard, and the Purchaser will have no rights of whatsoever nature in the Company’s Lands.

It is agreed that each party will be entitled, in its sole and absolute discretion, to extend the Effective Date, for a period of up to 60 additional days by way of written notice to the other party.

10.3
Within 2 business days from the date of actual transfer of the First Payment from the Trustee to the Company, the parties will meet and will act in the manner stated in sub-clause 10.4 below (hereinbefore and hereinafter: “Date of Delivery of the Right of Use”).

10.4	On the Date of Delivery of the Right of Use, the parties will simultaneously perform the following actions:

10.4.1
The Company will deliver to the Purchaser a temporary right of use (which is not a proprietary right) in the Company’s Lands in accordance with the provisions of Clause 10.5 below.  If the provisions of this Agreement have not been cancelled, such temporary right of use will remain in force up to the date of delivery of possession.

10.4.2
The Purchaser shall assume all the obligations which form part of the Obligations and Commitments Transferred.  For the removal of doubt it is clarified that the rights which form part of the Obligations and Commitments Transferred will be assigned to the Purchaser only from the date of delivery of possession.  In relation to the agreement between the Company and Hatzlacha Parking Garages Ltd., it is agreed that the Company will attend to terminating the agreement and to the evacuation of the Company’s Lands up to the Date of Delivery of the Right of Use.

10.4.3	The Purchaser shall deliver to the Municipality confirmation regarding the existence of insurance policies as described in sub-clause 13.3 below.

10.4.4	The Purchaser shall deliver to the Company a declaration verifying representations in the text of Appendix 4.15 to this Agreement.

10.5	The right of use

10.5.1
The right of use granted to the Purchaser on the Date of Delivery of the Right of Use is a revocable right, for purposes of performing excavation and shoring works and for that purpose alone.  For the avoidance of doubt it is clarified and emphasized that the permission granted to the Purchaser as aforesaid does not constitute the grant of a proprietary right to the Purchaser, possession to the Purchaser or a transfer of any right to the Purchaser, apart from the permission to perform the excavation and shoring works.  The Purchaser will be a licensee in respect of that portion of the Company’s Lands which the Purchaser uses for purposes of performing the excavation and shoring works as a licensee only.  The Company will be entitled at any time, by way of prior written notice of 14 business days to cancel the right of use, in any event in which the Company believes in its sole and absolute discretion that the Purchaser has breached any of its obligations under this Agreement and has not rectified the breach within 14 business days from the date on which written notice regarding the breach was received by it.

10.5.2	The Purchaser will have no right of lien over the Company’s Lands or any portion thereof.

10.5.3
During the period in which a right of use is granted to the Purchaser, the Purchaser will be entitled to fence-in the Company’s Lands or any portion thereof and/or to station a portable and temporary structure on the Company’s Lands that will serve as a sales office, subject to obtaining all the permits and approvals required according to law, all without adding rights of way for the Purchaser in its capacity as a licensee and without derogating from the powers and rights of the Company and the Municipality with regard to the right of use period.

10.5.4
Where the Company has notified the Purchaser of cancellation of the right of use as aforesaid and the Purchaser has not cured the breach within the time specified in sub-clause 10.5.1 above, the Purchaser undertakes to vacate the Company’s Lands of any person and/or article and/or temporary structure, and commencing from the date on which the notice is given, the Company will be entitled to evict the Purchaser and/or anyone on its behalf from the Company’s Lands and to evacuate any person and article and/or temporary structure from the Company’s Lands, and to use all the materials, equipment and installations the Purchaser and/or anyone on its behalf has left on the Company’s Lands.  It is further agreed that in a case in which, in addition to cancellation of the right of use, the Company has cancelled this Agreement as a consequence of such breach, all the works that were performed on the Company’s Lands up to that time will be the sole property of the Company, without the Purchaser having any allegation and/or claim and/or demand against the Company in respect thereof, and the Purchaser undertakes to include an appropriate clause in the contractual agreement with the executing contractors, as defined below.  In addition to all the foregoing and without derogating therefrom, the Purchaser hereby empowers the Company to take all the steps and measures required for purposes of realizing the rights and powers of the Company under this Clause 10.5.  For that purpose the Purchaser is lodging an irrevocable notarial power of attorney in the text attached to this Agreement as Appendix 10.5.4 with the Trustee at the time of signing of this Agreement, which empowers the Company to take all the actions required for purposes of evicting the Purchaser and/or anyone on its behalf from the Company’s Lands and for purposes of realizing the Company’s rights under this Clause 10.5, including vacating the Company’s Lands of any person, article and temporary structure, use of all the materials, equipment and installations which the Purchaser and/or anyone on its behalf has left on the Company’s Lands, the giving of instructions and directives to the executing contractors, the transfer into the Company’s ownership of all the works that have been performed on the Company’s Lands up to that time, the giving of notices and instructions and the signing of any document of whatsoever nature vis-à-vis third parties and authorities in connection with the vacating of the Company’s Lands and/or the taking of any actions with respect thereto, and so forth.  In every case in which the Company notifies the Trustee that the right of use has been cancelled by it, the Trustee shall, after the giving of a warning notice to the Purchaser of 14 business days in advance, transfer the power of attorney to the Company, and the Company will be entitled to make use thereof in its discretion for purposes of realizing its rights as described above.

The Purchaser undertakes that the Company and/or anyone on its behalf will not be responsible in any way for any damage of any sort that may be sustained by the Purchaser, if such damage is sustained, by virtue actions connected with evicting the Purchaser from the Company’s Lands and/or the evacuation of the equipment and the property from the Company’s Lands and the storing thereof.

For the removal of doubt it is emphasized that the Company will bear no responsibility in respect of the property and the equipment which is removed and it will not be deemed to be a bailee and/or a trustee in respect thereof.

10.5.5
The Purchaser undertakes that the Company and the Municipality will be a party to any contractual arrangement between the Purchaser and executing contractors who perform work for it on the Company’s Lands during the right of use period (hereinafter: “the Executing Contractors”), without this imposing on the Company and/or the Municipality any liability and/or responsibility.  In the scope of any such contractual arrangement, an undertaking of the Executing Contractors shall be included, directly as against the Company and the Municipality, to the effect that in any event in which they receive a notice from the Company and the Municipality that the Company and the Municipality have lawfully, in their discretion, cancelled the right of use they have granted to the Purchaser, then as from the date of receipt of the notice onwards, the Executing Contractors will act solely in accordance with the instructions of the Company and the Municipality as will be given at that time.  The Company and the Municipality will be entitled to elect whether to complete the works of the Executing Contractors through the Executing Contractors or to evict them from the Company’s Lands without the Company and/or the Municipality owing them any indebtedness of whatsoever nature.  The Purchaser undertakes to present for the prior written approval of the Company and the Municipality the identity of the Executing Contractors and the terms and conditions of the contractual arrangement with them (including the text of the contractual agreement).

10.6	Date of delivery of possession

10.6.1
Simultaneous with and against the making of the second payment, possession of the Company’s Lands will be delivered to the Purchaser (hereinbefore and hereinafter: “Date of Delivery of Possession”).  With regard to the Open Public Areas (namely: on the upper ground floor only and which are intended for an Open Public Area, as marked in green on the Leasehold Drawings), the provisions of sub-clause 1.6(d) of the Municipality Lands Agreement will apply accordingly.

10.6.2
Without derogating from the contents of Clause 10.4.3 above, on the Date of Delivery of Possession, the parties will sign a deed of assignment of Obligations and Commitments Transferred to the Purchaser, in the text attached to this Agreement as Appendix 10.6.2.  In addition, on the Date of Delivery of Possession, the Purchaser will deliver to the Company a declaration verifying representations in the text of Appendix 4.15 to this Agreement.

10.6.3
It is clarified that at the Date of Delivery of Possession the Company’s rights in the Company’s Lands are free and clear of any attachment and/or encumbrance and/or mortgage and/or any third party right, save and except caveats and/or mortgages and/or attachments and/or encumbrances and/or any third party rights which have their origin in the Purchaser’s and excluding caveats over an antiquities site. If attachments and/or caveats and/or mortgages and/or third party rights are imposed on the Company’s rights in the Company’s Lands where the origin for same does not lie with the Purchaser (hereinafter: - “the Impediment”), then the Company undertakes to remove such Impediment within 90 days from the date the Company becomes aware of the Impediment.

11.	Taxes

11.1
Land Appreciation Tax and/or income tax and/or capital gains tax and Sales Tax, to the extent that same apply, in respect of the sale of the Property Sold to the Purchaser by the Company shall be borne and paid by the Company, while Land Acquisition Tax in respect of the sale of such rights shall be borne by the Purchaser.

11.2
The Company will bear the payments in respect of water and electricity consumption on the Company’s Lands, solely in respect of the period up to the Date of Delivery of the Right of Use.  The Purchaser will bear such payments for water and electricity consumption commencing from the Date of Delivery of Right of Use onwards.

11.3
All taxes, rates, fees, levies, pursuant to any law, and all compulsory payments of any sort pursuant to any law, as well as any payment which is imposed on the Purchaser as a leasehold lessee in accordance with the special conditions of leasehold (Appendix 1.6 to this Agreement) which applied and/or which apply and existed or which may apply and come into being in connection with the Company’s Lands, the cause of action for which pertains to any period, whether before the date of signing of this Agreement or subsequent thereto, shall be borne and paid by the Purchaser, solely with the exception of the specific payments mentioned in sub-clauses 11.3.1 and 11.3.2 below, and apart from amounts in relation to which it has been specifically stipulated in this Agreement that the obligation for the payment thereof is imposed on the Company.

11.3.1
Payment of property tax in respect of the Company’s Lands as well as municipal rates which apply to the Company, the cause of action for which preceded the Date of Delivery of the Right of Use, shall be borne and paid by the Company.

11.3.2
In regard to a betterment levy – the amount of the betterment levy specified in the agreed betterment levy assessment in relation only to the Company’s Lands, shall be paid by the Company to the Municipality within 30 days from the Date of Delivery of the Right of Use in accordance with the provisions of Clause 10 above.

In regard to other payments to the Tel Aviv Municipality, including fees, taxes, rates, development levies and other compulsory payments – such payments in respect of the period up to April 15, 2010, shall be borne and paid by the Company.

11.3.3
If the Company and/or the Municipality have paid development levies and/or payments for connection up to electricity in respect of the Company’s Lands, and to the extent that a right exists at law for setting off such development levies against fees and levies that will be imposed on the Purchaser in connection with the Purchaser’s Project and/or payments for connection up to the Israel Electric Corporation, it is agreed that the Company does not object to the Purchaser setting off a pro rata portion of such development levies and electricity connections against the development levies and/or the connecting up payments to the Electric Corporation which the Purchaser will be charged by the Municipality. “Pro rata share” in this sub-clause 11.3.3 means, the ratio between the building rights (main areas) on the Company’s Lands and the Company’s share in the total building rights (main areas) in the Project Lands.  For the removal of doubt it is clarified that nothing in the foregoing in this sub-clause constitutes any form of representation and/or undertaking on the part of the Company in connection with development levies and/or payments for connecting up to electricity and/or in connection with the payment thereof, the amount thereof and/or the right to set-offs in connection therewith.

11.4
Without derogating from the contents of sub-clause 11.3 above, the Purchaser undertakes to pay the Municipality the full betterment in relation only to the Company’s Lands, in respect of any change to Plan TA/3001 (including an application for a concession, exceptional use, alteration to the approved Plan TA/3001, and so forth) that may be approved after the date of signing of this Agreement, and will do so in accordance with the provisions of the special conditions of leasehold document.  Nothing in the foregoing shall derogate from the provisions of sub-clause 6.3.5 above.

11.5
It is hereby clarified that each of the parties is entitled to embark on objection or appeal proceedings vis-à-vis any relevant authority, in such party’s discretion, against the charging of any of the payments imposed on such party in accordance with this Clause 11, provided that this shall not have the effect of delaying the times specified in this Agreement.

11.6	It is agreed that each party will report to taxes authorities by way of all the reports it is obliged to make according to law, and at the time prescribed for this according to law.

12.	Ongoing legal guidance and advice and registration of Condominium

It is hereby brought to the Purchaser’s notice that the legal services pertaining to the Company’s rights vis-à-vis the Municipality, for the Company’s Lands and the rights therein and to the initiation and approval of Plan TA/3001, including with respect to the Obligations and Commitments Transferred, the entering into of the 2002 Agreement and the implementation thereof, and guidance and advice regarding the agreed betterment tax assessment and the implementation thereof, have been provided up to this date by the law office of Shraga P. Biran & Co. (hereinafter: “the Advocates”). Shortly after the Purchaser’s selection as a preferred bidder, the Purchaser and the Advocates will enter into discussions for examining the providing of legal services to the Purchaser by the Advocates and the consideration in respect thereof, with this being in relation to periods subsequent to the Date of Delivery of Possession, i.e., the legal services required for the realization and implementation of Plan TA/3001, including in connection with the performance of the Obligations and Commitments Transferred, the issue of building permits, contractual arrangements with contractors, contractual arrangements with residents, registration of the long and leasehold rights in and to the Company’s Lands in the name of the Purchaser, registration of the Project as a complex condominium, and registration of the rights in the units of the condominium in the name of the owners of rights therein.

If the Purchaser and the Advocates have entered into discussions as aforesaid, and have not reached an arrangement to their mutual satisfaction and according to their independent discretion, the holding of such negotiations will not constitute any undertaking on the part of either of them in connection with the giving or receiving of legal services as aforesaid.

13.	Liability, waiver, indemnity and interest

13.1
The Purchaser hereby confirms and undertakes that it waives any claim, demand, cause of action or allegation (hereinafter: “Claim”) of whatsoever nature under any law and agreement as against the Company and/or the Municipality and/or any of the bodies connected with either of them, in connection with the subject matter of this Agreement and the actions of any of the aforesaid entities in connection with the signing and consummation of this Agreement.  The Purchaser’s confirmation as set forth above is also given in connection with what is stated in Clause 4.10 above.

The Purchaser hereby undertakes that if, notwithstanding the foregoing, a claim as aforesaid is raised for which the Purchaser receives indemnification, the Purchaser will be obliged to indemnify the Company and/or the Municipality and/or the entities connected with them to the extent of the amount of the aforesaid compensation which either the Company or the Municipality or the entities connected with them have been ordered to pay.  For the removal of doubt it is clarified that nothing contained in this sub-clause 13.1 above shall release the Company from fulfilling its obligations pursuant to this Agreement.

13.2
Without derogating from the Purchaser’s obligations under this Agreement and/or from its liability as described in this Agreement, any responsibility and/or liability vis-à-vis any person and/or body, including as against the various administrative authorities, in connection with the Company’s Lands and/or the Property Sold and/or the quality thereof and/or the use thereof and/or acts and/or omissions therein and/or in connection therewith, the origin and/or the cause of action for which and/or the facts that serve as the basis for same pertain to the period subsequent to the Date of Delivery of the Right of Use, shall be borne by the Purchaser alone, to the exclusion of the Company’s liability.  Included in this, the Purchaser undertakes to indemnify the Company and/or the Municipality and/or the local committee and/or any of the bodies connected with any of them, in respect of any damage and/or expense of whatsoever nature that may be incurred by any of them, and the responsibility for which is imposed on the Purchaser in accordance with the provisions of this sub-clause 13.2 above.  For the removal of doubt it is clarified that the provisions of this sub-clause 13.2 do not derogate from the Purchaser’s liability and/or from its obligations in relation to periods which preceded the Date of Delivery of Right of Use as set forth in any of the provisions of this Agreement.

13.3
Without derogating from the Purchaser’s liability according to law and/or this Agreement, commencing from the Date of Delivery of the Right of Use and throughout the entire period in which any works are performed by the Purchaser and/or on its behalf on the Company’s Lands, the Purchaser undertakes to effect and maintain all the insurances at its expense which are necessary and customary in projects of this sort, in appropriate amounts, including and without derogating from the generality of the foregoing, building contracting works insurance, third party liability insurance, employer’s liability insurance and similar other insurances (hereinafter: “the Insurances”).  The Purchaser undertakes to pay the insurance premiums on due date and to comply with all the remaining provisions of the insurance policies in order that the insurances remain in force.  The Insurances, including all the chapters thereof, will be extended to include the Company and the buyers of rights in the Remaining Project Lands (as distinguished from the buyers of residential units) as an additional insured, subject to a cross-liability clause pursuant to which the insurance will be deemed to have been effected separately for each of the individual parties who make up the insured.  All the insurance policies shall contain a provision stating that the insurer will notify the Company and the Municipality in writing 30 days in advance before it has the intention of cancelling or reducing the policies.  In the scope of the contractual arrangements between the Company and buyers of rights in the Remaining Project Lands, the Company will oblige the aforesaid buyers of rights to extend the insurances which will be effected by them and to include the Purchaser as an additional insured subject to a cross-liability clause.  Nothing contained in the foregoing shall derogate from the Purchaser’s right to include the financing bank as a beneficiary in the insurances and to charge and encumber the insurance compensation that may be due to the Purchaser in favor of the financing bank.

14.	Agreed damages

14.1
It is hereby agreed between the parties that in every case of a material breach of this Agreement by the Purchaser, which is not the cured in accordance with the provisions of sub-clause 18.6 below, including, and without derogating from the generality of the foregoing, in the case of actual non-payment of the consideration to the Company by the Purchaser at the time specified in Clause 6 above, for any reason, or in the case of a registration by the Purchaser of a caveat prior to the times specified in sub-clause 9.6 above which was not expunged within 48 hours from the time the Purchaser was called upon to expunge same, the Company will be entitled, without derogating from any right or remedy available to the Company according to any law and agreement in respect of a breach of this Agreement by the Purchaser, to agreed damages in the sum equivalent to 10% of the amount of the Basic Consideration (hereinafter: “the Agreed Damages”), as agreed pre-estimated liquidated damages in respect of such material breach.  It is hereby expressly agreed that in such case the Company will have the absolute right to confiscate the Agreed Damages, either by foreclosing on the sale process guarantee or by holding forfeit the amounts which have been paid to it on account of the consideration up to such time, without the necessity for giving a warning notice or notice of any sort to the Purchaser and/or to the Interested Parties.

14.2
The Purchaser hereby declares that the aforesaid Agreed Damages have been fixed by the parties after careful and reflective assessment of the damage that will be incurred by the Company as a result of such non-payment of the consideration, and accordingly no argument by the Purchaser to the effect that the compensation is unreasonable will be entertained, and the Purchaser hereby irrevocably, fully and expressly waives any allegation or argument of any sort by it.  It is further agreed that the Company will have the absolute right, for purposes of recovering the Agreed Damages, to foreclose on the sale process guarantee without being obliged to give notice to the Purchaser about the effecting of such foreclosure.

14.3	It is agreed that the provisions of this Clause 14 above are subject to the provisions of sub-clause 5.2 above.

15.	Name of the Project

It is hereby agreed and clarified that the Municipality will decide on the name of the public areas precinct, the public buildings and the open public areas, and will be entitled to place suitable signboards at such places, as is the customary practice in the city of Tel Aviv-Jaffa, or as may be customary in the city of Tel Aviv-Jaffa at such time.  It is agreed that the Purchaser, the Company and the Municipality will, by agreement, decide on the name/names of the Project as defined in this Agreement, in accordance with professional advice which the Purchaser, the Municipality and the Company will receive in relation thereto (hereinafter – “the Name of the Project”).  The Housing Company will be entitled to decide on the name of the residential precinct (including the inclusion in this name of the name of “Gindi”) and the Mall Company will be entitled to decide on the name of the commercial areas in the Purchaser’s Project, while the Housing Company and the Mall Company undertake that the names will be given by them as aforesaid will, under all the circumstances, include the name of the Project as will be decided as aforesaid.  For example, if it is decided that the name of the Project is: “New Tel Aviv”, then the Housing Company will be entitled to call the residential precinct by the name of: “X” in New Tel Aviv” and the Mall Company will be entitled to call the commercial areas by the name: “Y” in New Tel Aviv”.

Nothing in the foregoing shall derogate from the Municipality’s power and authority and/or its duty as a local authority to decide on the name of the suburb in which the Project will be included, in accordance with Section 235A of the Municipalities Ordinance.

16.	Transfer of rights and encumbrances

16.1
It is hereby agreed that until completion of the construction of all the built areas that can be erected on the Company’s Lands, the Municipality Lands and the Additional Real Estate Rights (including the public buildings) in accordance with the provisions of Plan TA/3001 and pursuant to the provisions of this Agreement, the Purchaser will not be entitled to transfer any of its rights and obligations in the Property Sold, or any part thereof, to third parties (excluding a sale of residential units to the buyers of apartments as defined above and/or the letting of residential units and/or built commercial areas) (hereinafter for purposes of this sub-clause: “the Transferee”) without the prior written consent of the Company and the Municipality.

It is clarified that such consent will not be unreasonably withheld by the Company and the Municipality, including the physical and zoning condition of the land that is the subject matter of the requested transfer at the requested time, the extent of the areas the transfer of which is requested, the identity of the Transferee, his financial strength and stability, the status of completion of construction of the public buildings, the open public areas and the residential and commercial areas, securing of payment of the full consideration to the Company and to the Municipality, the conditions of employment with the Transferee, and so forth.  It is further agreed that the Company and the Municipality will be entitled to make their consent subject to conditions, including the making of a payment to the Company and to the Municipality and/or the bringing forward of payment of that part of the consideration that remains unpaid at such time, collateral security and so forth.

16.2	Notwithstanding the contents of Clause 16.1 above and subject to Clause 16.3 below, it is agreed that:

16.2.1
Until the date of payment of the full Basic Consideration, the Mall Company will be entitled to sell portion of its rights and obligations in relation to the commercial areas that are the subject of this Agreement to a third party which is a financial entity and/or an entity whose field of business is the management and operation of yield producing assets (hereinafter for purposes of this sub-clause – “the Transferee”), provided that the obligations of the Mall Company and the Transferee vis-à-vis the Company and the Municipality in relation to the commercial areas shall be joint and several, and that the provisions of sub-clause 16.5 below shall be complied with.

16.2.2
Commencing from the date of payment of the full Basic Consideration to the Company and to the Municipality, the Mall Company will be entitled to sell the commercial areas or part thereof to any third party, provided that the Transferee assumes the full obligations of the Mall Company in accordance with this Agreement as regards the transferred portion of the commercial areas, and the Mall Company shall remain liable to the Company for the full obligations pursuant to this Agreement in connection with that portion of the commercial areas which remains in its possession after the transfer, if any, and that the provisions of sub-clause 16.5 below are complied with.

16.3
If the Mall Company should wish to sell its rights in the commercial areas (in whole or in part) prior to the issue of a certificate for initial occupation (Form 4) in respect of the school, the sports center and the area of the Municipality’s parking places, as defined in the Municipality Lands Agreement (hereinafter in this Clause 16: “the School, the Sports Center and the Municipality’s Parking Places Area”), then such transfer shall be subject to the prior written consent of the Municipality on such conditions as the Municipality may stipulate in accordance with the provisions of this sub-clause below, and subject to fulfillment of the provisions of sub-clause 16.5 below.  This consent shall be given if the Municipality has been persuaded that such transfer does not affect the obligations of the Housing Company for erecting the School and the Sports Center, the construction and actual completion thereof, and the obligations of the Mall Company for constructing the Municipality’s Parking Places Area, the construction and actual completion thereof.  It is clarified that the only factor the Municipality will be entitled to take into account for purposes of giving such consent and the conditions thereof, is the guaranteeing of construction of the School, the Sports Center and the Municipality’s Parking Places Area.

16.4
It is agreed that in the case of the transfer of rights by the Purchaser in accordance with the provisions of this Clause 16 above, the Company will sign the necessary documents for purposes of transferring the Purchaser’s rights to the Transferee (including consent to registration of a caveat, amendment of the deeds of mortgage and so forth), provided that within the framework of such documents the Company’s rights pursuant to this Agreement will be secured and the Transferee’s stepping into the Purchaser’s shoes vis-à-vis the Company in all respects shall be guaranteed, all subject to the condition that the Company’s signing as aforesaid shall not derogate from any of the Company’s rights under this Agreement and/or have the effect of the imposing any obligations and/or expenses on the Company which are not expressly imposed on it in accordance with this Agreement.

16.5
The Company’s consent to a transfer of rights as aforesaid, to the extent that it is given, will in any event be subject, inter alia, to the expunging of a caveat that has been registered in favor of the individual party who makes up the Purchaser who is the transferor or to an amendment thereof, as the case may be, cancellation of the mortgage that was registered in favor of the financing bank in connection with the individual party who makes up the Purchaser who is the transferor or an amendment thereof, as the case may be, the furnishing of all the powers of attorney required under this Agreement, the Transferee signing the Transfer Documents that are demanded by the Company and the Municipality, and similar other documents.

16.6
It is agreed that the provisions of Clause 16 regarding restrictions on the transfer of rights will also apply to a transfer of shares and/or an allotment of shares and/or the grant of options for shares and/or any disposition or act, directly or indirectly (hereinafter – “Operations in Shares”) in the shares of any of the individual parties who make up the Purchaser and/or in the shares of their parent companies (up to and not including Interested Parties) (apart from a public offering of shares of such companies, provided that there shall be no change in control in any of the individual parties who make up the Purchaser or in any of their parent companies), and Operations in Shares as a result of which there will be a change in control (within the meaning of that term in the Securities Law, 5728-1968) in any of the Interested Parties, in a manner whereby any Operation in Shares as referred to above in this sub-clause will require the Company’s consent in accordance with the conditions of Clause 16 above.

It is hereby further agreed that a transfer of rights which is as a result of any of the following events will not require the consent of the Company and the Municipality: (1) Realization by the financing company of the encumbrance to the financing company, as defined below;  (2) a dilution in the holdings of one of the shareholders in the Mall Company or in the Housing Company at the expense of an increase in the holdings of the other shareholder in the Mall Company or in the Housing Company by virtue of the dilution clause in the agreement of the individual parties who make up the Purchaser (which does not involve the bringing in of an additional partner into the Housing Company or the Mall Company), all subject to the condition that transfers as referred to above in this paragraph will not have the effect of derogating from any of the obligations under this Agreement of any of the individual parties who make up the Purchaser.

16.7	The encumbrances

16.7.1
Up to the date of actual settlement of the Second Payment, the Purchaser will not be entitled to encumber any of its rights pursuant to this Agreement and/or in the Company’s Lands in favor of any third party.

16.7.2
Simultaneous with settlement of the Second Payment, as defined above, the Purchaser will be entitled to encumber its rights in the Company’s Land and/or its rights pursuant to this Agreement, solely in favor of a commercial bank that will provide it with a loan for purposes of financing the transaction that is the subject matter of this Agreement and/or realization of the transaction, but subject to the following cumulative conditions (hereinafter – “the Financing Bank”, and “the Construction Loans”), respectively):

16.7.2.1
The monies of the Second Payment and the monies of the Third Payment shall be paid by the Financing Bank directly to the Company and/or to Bank Leumi and/or to the Trustee, as the case may be, in the manner and at the times set forth in the provisions of sub-clause 6.2.5 above and sub-clause 6.2.6 above.

16.7.2.2
In the scope of the banking documents the Financing Bank shall confirm to the Company in writing that it is aware, and it agrees thereto, that the Company will, in its discretion, be entitled to create encumbrances and third party rights of any sort in the Remaining Project Lands, including encumbrances ranking pari passu with the encumbrance in favor of the Financing Bank.

16.7.2.3
The credit which is the subject of the Construction Loans shall be given solely in connection with the Purchaser’s Project and the encumbrance to the Financing Bank shall secure the obligations to the Financing Bank of the Purchaser and the Interested Parties in connection with the Purchaser’s Project only.

16.7.2.4
All the expenses, the liability and the obligations in connection with the construction loans, if same are provided to the Purchaser, including commissions and costs in respect of the issue of any guarantees, including Sale Law guarantees to buyers of apartments, shall be borne in their entirety by the Purchaser, in a manner that there shall be no liability on the Company in connection therewith.

16.7.2.5
The signature by the Company to the encumbrance documents to the Financing Bank will be subject to the condition that the Company’s liability and/or obligation in connection with receiving the Construction Loans will be confined to the creating of an encumbrance in favor of the Financing Bank as stated in Clause 16.7.3 below and to the Financing Bank’s ability to realize same, to the extent necessary, without additional obligations being imposed on the Company vis-à-vis the Financing Bank and/or without the Financing Bank being able to have recourse to the Company’s other assets (including its rights in the Remaining Project Lands).

16.7.2.6
The Financing Bank shall confirm in writing to the Company that realization of the encumbrance in favor of the Financing Bank and its sale of the rights to a third party pursuant to the aforesaid realization of the encumbrance shall be made subject to the condition that such third party shall step into the Purchaser’s shoes with respect to all the rights and obligations according to the provisions of this Agreement and subject to the Company’s rights pursuant to this Agreement, without this derogating from the provisions of sub-clause 5.2.5 above.

16.7.2.7
The Financing Bank shall give consent in writing to registration of the parcellation, registration of the leasehold rights in favor of the Company in the Company’s Lands in the name of the Company, as well as registration of any act required in the Remaining Project Lands, provided that its rights pursuant to the encumbrance in its favor shall not be adversely affected.

16.7.3
It is agreed that the encumbrances that will be given by the Company in favor of the Financing Bank will include only the encumbrances particularized in one of the alternatives described in the sub-clauses of this Clause 16.7.3, with it being agreed that under all circumstances the encumbrance documents shall conform with the provisions of Clause 16.7.2 above (hereinafter – “the Encumbrance in favor of the Financing Bank”):

16.7.3.1
Until registration of the leasehold rights in the Company’s Lands in the name of the Company in the Land Registry, the Encumbrance in favor of the Financing Bank shall include: (a) registration of a mortgage over a specific part of the Company’s Existing Leasehold, as same stands at the date of signing of this Agreement, with this being by way of registration of the mortgage on the basis of a drawing (in which the Existing Leasehold will be marked without the portion of the Remaining Project Lands in Existing Leasehold) and in the alternative, if that is not possible, by the registration of a mortgage over all the Company’s rights in the Existing Leasehold, coupled with an exclusion of the Remaining Project Lands from the operation of the mortgage, all in the manner which makes the creation of first ranking encumbrances in favor of third parties over the Remaining Project Lands possible.  It is clarified that after registration of the parcellation, the aforesaid mortgage will be specifically attributed to the Company’s leasehold rights as same will be upon completion of registration of the parcellation as aforesaid, in a manner whereby the mortgage will not apply to the Remaining Project Lands; (b) an undertaking by the Municipality to register a mortgage in favor of the Financing Bank, in respect of the Company’s Lands only, in the usual text used by it in transactions of the sort and registration in the Land Registry of a caveat in respect of such undertaking to register a mortgage, and (c) a charge at the Registrar of Companies over the Company’s rights in the Company’s Lands in accordance with the 2002 Agreement.

16.7.3.2
If the registration of the leasehold rights in the Company’s Lands in the Company’s name in the Land Registry is executed after registration of the Encumbrance in favor of the Financing Bank in accordance with sub-clause 16.7.3.1 above, then in the scope of registering the leasehold rights as aforesaid, the encumbrance referred to as Clause 16.7.3.1 above, including all the components thereof, will be replaced by a mortgage that will be registered only over the Company’s leasehold rights in the Company’s Lands in accordance with the Leasehold Drawings.

The Purchaser undertakes to sign and to cause the Financing Bank to sign all the documents required for purposes of performing the matters aforesaid.

16.7.3.3
If the leasehold rights in the Company’s Lands are registered in the Company’s Lands in the Land Registry are registered prior to the date of registration of the Encumbrance in favor of the Financing Bank, then a mortgage will be registered in favor of the Financing Bank only over the Company’s leasehold rights in the Company’s Lands in accordance with the Leasehold Drawings.

16.7.4
The Purchaser undertakes to deliver to the Company the documents that are required by the Bank for purposes of registering the Encumbrance in favor of the Financing Bank (as defined above) not later than 60 days from the date of the local committee’s decision on approving the first building permit on conditions, or at least 60 days before the date specified for making the Second Payment, whichever is the earlier.  The Company will be entitled to discuss the wording of the aforesaid documents with the Financing Bank and the conformance of those documents with the provisions of this Agreement.  As long as the aforesaid documents do not conform with the provisions of this Agreement, the Company will not sign the said documents.

16.7.5
The documents as shall be agreed between the Company and the Financing Bank and which under all circumstances shall conform with the provisions of this Clause 16.7 will henceforth be referred to as – “the Encumbrance in favor of the Financing Bank Documents”.  The Encumbrance in favor of the Financing Bank Documents shall be signed by the Company, and shall be delivered by the Company to the Purchaser in accordance with the provisions of Clause 6 above.

16.8
It is hereby agreed that in a case in which each of the individual parties who make up the Purchaser takes a Construction Loan separately from the other, the sole responsibility for arranging the series of encumbrances with the separate Financing Bank of each of the individual parties who make up the Purchaser in a manner whereby the series of encumbrances as aforesaid shall conform with the provisions of this Agreement, is that of the Purchaser or the individual parties who make up the Purchaser, as the case may be, and the Company will sign the encumbrance documents in favor of each of the Financing Banks only in accordance with and subject to the provisions of sub-clause 16.7 above.

16.9
It is agreed that the provisions of Clauses 16.1, to 16.8 above will also apply in relation to any transferee who may acquire any rights in the Project Lands from the Purchaser and/or from the Purchaser’s transferees.

17.	Sale of apartments by the Housing Company

17.1
The Housing Company undertakes that all the sale agreements that will be signed between it and buyers of apartments up to the Date of Delivery of Possession will be contingent upon a condition precedent of settlement of the Additional First Payment, the Later First Payment and the Second Payment on due date.  It is further agreed that (1) up to the date of settlement of the Additional First Payment, the Later First Payment and the Second Payment – all the proceeds that will be received by the Housing Company from buyers of apartments will be deposited in a trust account and/or in the account of the Financing Bank, and under no circumstances will same be transferred to the Housing Company; (2) if up to the Date of Delivery of Possession, the Housing Company guarantees the payments that have been paid to it by buyers of apartments by way of a Sale Law guarantee, then the Sale Law guarantee will contain an additional ground for foreclosure pursuant to which a case of cancellation of this Agreement and/or the Municipality Lands Agreement by the Company and the Municipality will constitute grounds for foreclosure on the Sale Law guarantee.  If the Housing Company has secured the monies of buyers of apartments in another way, a refund of the money shall be guaranteed accordingly in the case mentioned above.

17.2
The Housing Company undertakes that it will include in all the sale agreements with buyers of apartments a provision pursuant to which the buyers of those units declare that the Company and the Municipality do not bear any responsibility or liability to the buyers of apartments.

17.3
The Housing Company will not be entitled to register a caveat in favor of the buyers of apartments, until after payment of the full Basic Consideration and after registration of the leasehold rights in the Company’s Lands in the name of the Purchaser.

18.	Miscellaneous

18.1
The Housing Company undertakes that at the time residential apartments on the Land that is the subject of this Agreement are offered by it for sale or rental, every buyer who meets the financial conditions that will be offered by it at that time in the scope of marketing the apartments, will be entitled to acquire rights in the apartments that are offered as aforesaid.

18.2
This Agreement embodies everything that has been agreed between the parties up to the date of the signing hereof.  There shall be no validity to any representation, statement, exchanges, written or verbal, directly, indirectly or impliedly, and similar other things on the part of the Municipality and/or the Company and/or the local committee and/or the entities connected with any of them, which preceded the signing of this Agreement.  However, with the removal of doubt it is clarified that nothing contained at the start of this sub-clause 18.2 shall derogate from the obligations and commitments of the Purchaser and the Interested Parties in accordance with the sale procedure, to the extent that same are not contradicted by the provisions of this Agreement.

18.3	No alteration or waiver of the provisions of this Agreement will be of any validity unless a written document to that effect has been drawn up and signed by both the parties.

18.4
Any waiver by a party to this Agreement of any of its rights shall be of no force and validity unless drawn up in writing.  Where in this Agreement the consent of the party to the contract is required for purposes of any act, such consent will be of no validity unless given in writing.

Without derogating from the contents of this sub-clause 18.4 above, wherever in this Agreement one of the parties is required to fulfill an obligation up to a date specified in this Agreement, the other party to the Agreement shall have the right to extend the date in its discretion, or to pardon the fulfillment of the condition, provided that this is done in writing.

18.5	Where a date has been specified for the obligations of all the parties, they shall have the right to extend that date by way of written consent.

18.6
Clauses 3, 4 (excluding sub-clause 4.11), 5, 6, 7, 9 (excluding clause 9.9), 10 (excluding 10.2), 11, 13, 16, 17 constitute basic and fundamental clauses of this Agreement and a breach of a provision contained in any of them which has not been cured within 30 days from the date of receipt by the Purchaser of written notice to that effect will be deemed to be a material breach.  It is further agreed that a repeated breach (that is to say, commencing from the third breach onwards) of any of the provisions of the above  clauses will immediately be deemed to be a material breach without the necessity for any warning or notice being given by the Company.  This provision shall be deemed to have been included at the end of each of the abovementioned clauses.

18.7
Without derogating from the contents of Clause 18.6 above, it is hereby agreed that each of the following cases will be deemed to be a material breach on the part of the Purchaser, which will entitle the Company, in its discretion, inter alia to the remedy of the cancellation of this contract by written notice to be delivered to the Purchaser.

18.7.1
If an application for a stay of proceedings is filed by any of the individual parties who make up the Purchaser or by any of the Interest in Parties.  In a case in which such application is filed by any third party – only if a stay of proceedings order is granted.

18.7.2
In the event that a liquidation order or receivership order is granted against any of the individual parties who make up the Purchaser or against any of the Interested Parties, or if a provisional or permanent receiver is appointed for the property of any of them, or if a liquidator or provisional liquidator is appointed for any of the individual parties who make up the Purchaser or for any of the Interested Parties, or if any of the individual parties who make up the Purchaser or any of the Interested Parties files a proposal for making an arrangement with his or its creditors – all in a case in which such appointment or order has not been set aside within 90 days from the date the court order was granted.

18.7.3
If an attachment has been imposed on the Purchaser’s rights in the Company’s Lands and/or the rights of any of the individual parties who make up the Purchaser and/or any of the Interested Parties in other assets of any sort which serve as collateral for the banking finance, and the attachment has not been removed within 90 (ninety) days from the date the attachment was imposed.

18.7.4
In relation to the cases mentioned in sub-clauses 18.7.1-18.7.3 above, which will be deemed to be material breaches as aforesaid, it is agreed that the occurrence of the aforesaid events will be examined in relation to each of the individual parties who make up the Purchaser separately, where an individual party in respect of whom one of the events mentioned in sub-clauses 18.7.1-18.7.3 above has occurred will be deemed to be a Defaulting Individual Purchaser and an individual party who makes up the Purchaser with respect to whom one of the aforesaid events has not occurred will be deemed to be a Complying Individual Purchaser, as more fully described in the provisions of sub-clause 5.2.4.3 above.

18.8
If the Purchaser has fulfilled all its obligations under this Agreement up to and including payment of the full Basic Consideration on due date, and the Third Payment has been paid in the hands of the Company, then, without derogating from the remaining remedies available to the Company according to law and agreement, the Company will no longer have a right to cancel this Agreement.

18.9
It is agreed that any payment which applies to any of the parties to this Agreement, which is made after the dates specified for the payment thereof in accordance with this Agreement, will bear penalty interest at an annual rate of 10%, commencing from the first day of default.  All this will be without derogating from any other or additional right or remedy to which the other party is entitled according to any law and/or agreement.

18.10
This Agreement is being signed simultaneously with the signing of the agreement between the Purchaser and the Municipality for the purchase by the Purchaser of the rights in the Municipality Lands (hereinbefore and hereinafter: “the Municipality Lands Agreement”).  For the removal of doubt it is clarified and agreed that this Agreement is the separate and independent agreement from the Municipality Lands Agreement, and that the transaction which is the subject of this Agreement is a separate and independent transaction from the transaction that is the subject of the Municipality Lands Agreement.  The obligations and rights of the Company, on the one hand, and the Municipality on the other, pursuant to the above-mentioned agreements, do not constitute joint and several obligations and rights vis-à-vis the Purchaser, and the Municipality or the Company are not a guarantor for the fulfillment of the obligations of one another vis-à-vis the Purchaser in accordance with the aforesaid agreements, and the existence of the agreements and of the transactions that are the subject of the Agreements are separate and independent.  Nothing contained in this clause above shall derogate from the provisions of sub-clause 10.2 above, sub-clause 6.2.1 above and sub-clause 6.2.5.3 above.

18.11	In the case of a conflict between the provisions of the sale procedure and the provisions of this Agreement, the provisions of this Agreement shall prevail.

18.12	It is agreed that the provisions of the Contracts Law (Remedies for Breach of Contract), 5731-1970 shall apply to this Agreement.

18.13	The Purchaser will not have any right of set-off or lien, for any reason, in respect of any amount it is obliged to pay in accordance with the provisions of this Agreement.

18.14	The Company reserves the right, in its sole discretion, to assign, transfer or endorse its rights and/or obligations under this Agreement.

18.15
Should this Agreement be cancelled, such cancellation will not derogate from the validity of the provisions contained in Clauses 4.1 to 4.4, 4.7 to 4.10, 4.11, 4.17, 4.21, 4.22, 13.1 and 14 above and from the validity of the undertakings pursuant to the deeds of confidentiality of the Purchaser, the Interested Parties and their representatives which were delivered in the scope of the sale process.

18.16
This Agreement shall be governed by the laws of the State of Israel and the court in Tel Aviv will have sole and exclusive jurisdiction to try any matter connected with this Agreement and/or arising herefrom, according to its substantive jurisdiction.

18.17	Each party to this Agreement shall bear its own costs and expenses.

18.18
It is clarified that if this Agreement is translated into foreign languages, the translation will be solely for purposes of convenience and under all circumstances the binding version will be the version in the Hebrew language.

18.19	Any notice that is sent by one party to another shall be deemed to have been received:

18.19.1	After 3 business days from the time of its posting by registered mail at a post office in Israel;

18.19.2	If delivered by hand - at the time of its delivery;

18.19.3	If sent by facsimile – at 12:00 noon on the first business day following the transmission thereof, as confirmed by notice of the facsimile machine from which it was sent.

18.20	The parties fix their addresses for purposes of the contract as follows:

The Company –
c/o: _______________________

Facsimile: __________________

The Individual parties who make up the Purchaser -
c/o: the address mentioned at the head of this Agreement _______________.
Facsimile:             __________________

The Interested Parties –
Dirot Yukra Ltd., Gindi Investments 1 Ltd.
c/o: ____________________________
Facsimile: ______________________

Blue Square Real Estate Ltd.
c/o: _____________________________
Facsimile: ________________________

The parties are entitled to give notice of a change in their address by way of notice that shall be delivered in accordance with the provisions of Clause 18.19 above, provided that the addresses of the individual parties who make up the Purchaser and of the Interested Parties shall be in Israel.

In witness whereof the parties have hereunto signed:

/s/	/s/
The Housing Company	The Mall Company

/s/
The Company

Certification by Purchaser’s Attorney

I the undersigned, _____________________ Adv., hereby certify that _________________ and ___________________ who identified themselves by way of I.D. No. _________ _________ / who are personally known to me, signed this Agreement and that they are authorized to sign in the name of ____________________ and that their signature binds __________________.

I the undersigned, _______________________ Adv., hereby certify that _________________ and ___________________ who identified themselves by way of I.D. No. _________ _________ / who are personally known to me, signed this Agreement and that they are authorized to sign in the name of ____________________ and that their signature binds __________________.

Certification of Company’s Attorney

I the undersigned, _______________________ Adv., hereby certify that _________________ and ___________________ who identified themselves by way of I.D. No. __________ __________ / who are personally known to me, signed this Agreement and that they are authorized to sign in the name of ____________________ and that their signature binds __________________.

Deed of Undertakings by the Interested Parties

We, the undersigned, hereby confirm and undertake as follows:

1.
That the declarations and undertakings given by us in the scope of the sale process and the sale procedure are correct, complete, full and updated, and are binding on us along with the Purchaser, for all intents and purposes.

2.	That we are aware that on the strength of our undertakings as set forth below, the Company has agreed to accept the Purchaser's offer to buy the Property Sold and to enter into this Agreement with it.

2A.
We confirm the correctness of all the declarations and representations of the Purchaser as set forth in the Agreement, in a manner whereby those declarations and representations shall be deemed as if given by us directly to the Company.

3.
Each of the Interested Parties hereby declares and undertakes to the Company that it is duly incorporated and that it is entitled and authorized to make the undertakings set forth in this Deed of Undertaking and to perform same, and has passed all the resolutions and obtained all the approvals required according to the provisions of the law and its documents of incorporation for purposes of entering into this Deed of Undertaking.  Each of the Interested Parties further declares and undertakes that no steps have been taken with respect to it for an arrangement, stay of proceedings, winding-up, liquidation, expungement, bankruptcy or receivership, and that there is no threat against it of such legal proceedings (including the fact of there being no attachment of its assets), that are likely to have an effect on its contracting under this Deed of Undertaking and on the performance of its obligations pursuant hereto.

4.
We are fully conversant with the provisions of the Agreement and we declare and undertake that we have the ability to abide by all the Purchaser's obligations pursuant to the Agreement, in accordance with the contents of Paragraph 5 below.

5.
We owe a direct obligation to the Company for the fulfillment of all the Purchaser's obligations pursuant to the Agreement, including payment of the Consideration, in accordance with the following provisions:

5.1	The Interested Parties are responsible and liable directly to the Company for the fulfillment of all the Purchaser's obligations for payment of the Consideration as follows:

5.1.1
Dirot Yukra Ltd. is responsible as a direct debtor to the Company for payment of 50% of the payments of the Consideration imposed on the Housing Company under the Agreement and also for payment of 50% of the payments of the Consideration imposed on the Mall Company under the Agreement.

In addition:

5.1.2
Gindi Investments 1 Ltd. is responsible as a direct debtor to the Company for payment of 25% of the payments of the Consideration imposed on the Housing Company under the Agreement and also for payment of 25% of the payments of the Consideration imposed on the Mall Company under the Agreement.

In addition:

5.1.3
Blue Square Real Estate Ltd. is responsible as a direct debtor to the Company for payment of 50% of the payments of the Consideration imposed on the Housing Company under the Agreement and also for payment of 50% of the payments of the Consideration imposed on the Mall Company under the Agreement.

5.1.4
Without derogating from the Company's remaining rights pursuant to the Agreement and according to this Deed of Undertaking, it is clarified for the removal of doubt that nothing in sub-paragraph 5.1 above has the effect of derogating from any of the remedies available to the Company according to any law and agreement in the event that the Housing Company and/or the Mall Company should default in any of their obligations for payment of the full Consideration (or any part thereof) under the Agreement (even if the Interested Parties or any of them has complied with the fulfillment of its obligations to the Company pursuant to this Paragraph 5.1).

5.2
The Interested Parties are directly responsible and liable to the Company for the fulfillment of all the Purchaser's obligations pursuant to this Agreement (except only the Purchaser's obligations for payment of the full Consideration, in respect of which the provisions of sub-clause 5.1 above will apply) as follows:

5.2.1	Blue Square Real Estate Ltd. and Dirot Yukra Ltd. are liable, jointly and severally, as direct debtors to the Company for 50% of all the Purchaser's obligations under the Agreement.

In addition:

5.2.2	Gindi Investments 1 Ltd. is responsible as a direct debtor to the Company for payment of 50% of all the Purchaser's obligations pursuant to this Agreement.

5.2.3
For the removal of doubt it is clarified that included in this sub-clause 5.2, the Interested Parties in the Housing Company are directly liable and responsible for all the obligations of the Housing Company for the construction of the public buildings, as defined in the Agreement above, with this being in accordance with the provisions of sub-clause 4.13 of the Agreement above and in accordance with the provisions of the Municipality Lands Agreement and the provisions of the Construction Contract between the Housing Company and the Municipality.

5.3
Our undertakings above and below are absolute, irrevocable and unconditional and included therein our obligations to the Company are not contingent on prior reference by the Company to any of the individual parties who make up the Purchaser and/or upon the exhausting of any proceedings and/or remedies that are available to the Company according to the Agreement and/or any law.

6.
The Interested Parties hereby confirm and undertake that they waive any claim, demand, cause of action or allegation (hereinafter: "Claim") of whatsoever nature according to any law and agreement as against the Company and/or the Municipality and/or any of the bodies connected with either of them, in connection with the subject matter of this Agreement and the actions of any of the aforesaid entities in connection with the signing and consummation thereof.  The confirmation of the Interested Parties as set forth above is also given in connection with what is stated in Clause 4.10 of this Agreement above.

7.
The Interested Parties confirm that their obligations under this Deed of Undertaking are as a principal debtor, directly to the Company, and not as a guarantor.  Without derogating from the foregoing and for the sake of caution, the Interested Parties hereby absolutely, unconditionally and irrevocably waive all or any defense or argument that is available and/or may be available to them, if any, pursuant to the Guarantee Law.

8.
All the remedies and forms of relief that are available and/or may in the future be available to the Company as against the Purchaser in accordance with any law and agreement shall also be available against us in all respects, including in a manner that none of us will have any argument or defense which is not expressly available to the Purchaser.

In witness whereof the parties have hereunto signed:

/s/ Dror Moran, Zeev Stein	/s/
Blue Square Real Estate Ltd.	Dirot Yukra Ltd

/s/
Gindi Investments 1 Ltd.

Certifications by Attorney

I the undersigned, _____________________ Adv., hereby certify that _________________ and ___________________ who identified themselves by way of I.D. No. _________ _________ / who are personally known to me, signed this Agreement and that they are authorized to sign in the name of ____________________ and that their signature binds __________________.

I the undersigned, _______________________ Adv., hereby certify that _________________ and ___________________ who identified themselves by way of I.D. No. _________ _________ / who are personally known to me, signed this Agreement and that they are authorized to sign in the name of ____________________ and that their signature binds __________________.

I the undersigned, _______________________ Adv., hereby certify that _________________ and ___________________ who identified themselves by way of I.D. No. __________ __________ / who are personally known to me, signed this Agreement and that they are authorized to sign in the name of ____________________ and that their signature binds __________________.

(